UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Quest Diagnostics Incorporated

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Notice of 2019 Annual Meeting of Stockholders

and

Proxy Statement

April 3, 2019

Action from Insight

V I S I O N	Empowering better health with diagnostic insights

2 - P O I N T S T R A T E G Y	Accelerate growth • Grow General Diagnostics • Expand Advanced Diagnostics • Extend Diagnostic Services	Drive operational excellence • Enhance the Quest customer experience • Deliver Invigorate operational efficiencies

G O A L S	Promote a healthier world Build value Create an inspiring workplace
H O W W E O P E R A T E

Our principles	Our behaviors	Our values
• Strengthen organizational capabilities • Focus on diagnostic information services • Deliver disciplined capital deployment	• Agile • Customer Focused • Transparent • United as One Team • Performance Oriented	• Quality • Integrity • Innovation • Accountability • Collaboration • Leadership

Notice of 2019 Annual Meeting of Stockholders Quest Diagnostics Incorporated 500 Plaza Drive Secaucus, New Jersey May 14, 2019, 10:30 a.m. local time

April 3, 2019

Dear Fellow Stockholder:

It is our pleasure to invite you to attend Quest Diagnostics’ 2019 Annual Meeting of Stockholders. At the meeting, stockholders will vote:

•	to elect nine directors;

•	to approve, on an advisory basis, the executive officer compensation disclosed in the Company’s 2019 proxy statement;

•	to ratify the appointment of our independent registered public accounting firm for 2019; and

•	to approve an amendment to the Amended and Restated Employee Long-Term Incentive Plan.

Stockholders also will transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Attendance at the meeting is limited to stockholders at the close of business on March 15, 2019, or their duly appointed proxy holder.

We enclose our proxy statement, our Annual Report and a proxy card; distribution of these materials is scheduled to begin on April 3, 2019. Your vote is very important. Whether or not you plan to attend the meeting, we urge you to submit your proxy. Most stockholders may submit a proxy via mail, telephone or the Internet. Instructions on how to submit your proxy are included with your proxy card and these proxy materials. Please submit your proxy promptly.

Thank you for your continued support of Quest Diagnostics.

Sincerely,

Stephen H. Rusckowski	Daniel C. Stanzione, Ph.D.
Chairman of the Board, President and Chief Executive Officer	Lead Independent Director

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2019 Annual Meeting of Stockholders

Time and Date	10:30 a.m., May 14, 2019	Record date	March 15, 2019

Place	Quest Diagnostics Incorporated	Voting	Record date stockholders only;
	500 Plaza Drive		one vote per share
Secaucus, NJ 07094

Meeting Agenda

			For More Detail,
		Our Board’s Recommendation	See Page
1.	Elect nine directors	FOR EACH DIRECTOR NOMINEE	1
2.	Approve, on an advisory basis, the executive officer compensation disclosed in our 2019 proxy statement	FOR	20
3.	Ratify the appointment of our independent registered public accounting firm for 2019	FOR	50
4.	Approve an amendment to the Amended and Restated Employee Long-Term Incentive Plan (the “Employee Plan”)	FOR	54

Board Proposals

Advisory Resolution to Approve Executive Officer Compensation. We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers disclosed in our 2019 proxy statement.

Ratify the Appointment of Independent Registered Public Accounting Firm for 2019. We are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.

Approve an Amendment to the Employee Plan. As we do every few years (most recently in 2015), we are asking our stockholders to approve an amendment to the Employee Plan that will increase the number of shares available for issuance under the Employee Plan.

2020 Annual Meeting of Stockholders

•	Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by the Company by December 5, 2019.

•	Notice of stockholder proposals outside of SEC Rule 14a-8, including nominations (other than proxy access nominations) for the Board of Directors (the “Board”), must be received by the Company no earlier than January 15, 2020 and no later than February 14, 2020.

•	Notice of proxy access director nominations must be received by the Company no earlier than November 5, 2019 and no later than December 5, 2019.

i	2019 Proxy Statement

Board Nominees

The following table provides summary information about our director nominees.

AFC	Audit & Finance Committee	FE	Financial Expert
CC	Compensation Committee	GC	Governance Committee
EX	Executive Committee	QSC	Quality, Safety and Compliance Committee

Other Public
		Director			Experience/	Committee	Company
Name	Age	Since	Occupation		Qualification	Memberships	Boards
Vicky B. Gregg	64	2014	Retired CEO,	•	Advisory	CC	• Acadia Healthcare Company
			Blue Cross and Blue	•	Executive	QSC
			Shield of Tennessee	•	General Management
				•	Healthcare
				•	Strategic Planning
Timothy L. Main	61	2014	Chairman,	•	Capital Markets	AFC	• Jabil Circuit, Inc.
			Jabil Circuit, Inc.	•	Corporate Governance	GC
				•	Executive
				•	General Management
				•	International
				•	Operations
				•	Strategic Planning
Denise M. Morrison	65	2019	Retired President	•	Consumer Focus	CC	• Visa, Inc.
			and CEO,	•	Corporate Governance	QSC	• MetLife, Inc.
			Campbell Soup	•	Executive
			Company	•	General Management
				•	International
				•	Operations
				•	Strategic Planning
Gary M. Pfeiffer	69	2004	Retired Senior	•	Accounting	AFC/FE (Chair)	• Internap Corporation
			Vice President	•	Capital Markets	GC
			and Chief	•	Executive	EX
			Financial Officer,	•	Finance
			E.I. du Pont de	•	International
			Nemours and Company	•	Strategic Planning
Timothy M. Ring	61	2011	Retired Chairman and	•	Executive	CC (Chair)	• Becton, Dickinson and
			CEO, C. R. Bard, Inc.	•	International	GC	Company
				•	Strategic Planning
				•	Operations
				•	Healthcare
				•	General Management
Stephen H. Rusckowski	61	2012	Chairman, President	•	Executive	EX	•N/A
			and CEO,	•	International
			Quest Diagnostics	•	Healthcare
			Incorporated	•	Strategic Planning
				•	Operations
				•	General Management
Daniel C. Stanzione, Ph.D.	73	1997	President Emeritus,	•	Corporate Governance	AFC	•N/A
			Bell Laboratories	•	Executive	GC (Chair)
				•	General Management	EX (Chair)
				•	Strategic Planning
Helen I. Torley, M.B. Ch.B,	56	2018	President and CEO,	•	Executive	QSC	• Halozyme Therapeutics, Inc.
M.R.C.P.			Halozyme	•	General Management
			Therapeutics, Inc.	•	Healthcare
				•	International
				•	Operations
				•	Strategic Planning
Gail R. Wilensky, Ph.D.	75	1997	Senior Fellow,	•	Healthcare	CC	• UnitedHealth Group
			Project Hope	•	Government	GC
				•	Strategic Planning	QSC (Chair)

2019 Proxy Statement	ii

Executive Compensation Highlights

Type		Form				Terms
Equity	•	Performance Shares	•	40% of total	•	Performance metrics for 2018-2020 performance
				equity award		cycle: revenue growth, 50%; average return on
invested capital, 50%
					•	Vest after 3-year performance period
	•	Stock Options	•	40% of total	•	Vest ratably over three years from the grant date
equity award
	•	Restricted Share Units	•	20% of total	•	Vest 25% on each of the first and second
				equity award		anniversaries of the grant date and 50% on the third
anniversary of the grant date
Cash	•	Salary			•	Reviewed and approved annually
	•	Annual Incentive Compensation			•	Based on financial and non-financial goals
Retirement	•	401(k) Plan			•	Company matching contributions
	•	Supplemental Deferred Compensation Plan			•	Company matching contributions

Our Board is firmly committed to pay for performance. The table above outlines the main components of our compensation program for executive officers in 2018. The objective of our program is to attract and retain talented executives who have the skills and experience required to help us achieve our strategic objectives and advance the long-term interests of our stockholders. The compensation opportunity for our named executive officers is directly tied to corporate performance, including both financial and non-financial results, and individual performance.

The 2018 annual incentive payout for our named executive officers, including Mr. Rusckowski, on our annual cash incentives under the Senior Management Incentive Plan (“SMIP”) was 48% of target. Payout on performance share awards for the 3-year performance period ended December 31, 2018 was 85% of target. The following table summarizes annual incentive plan and performance share payouts for the two most recent performance periods for our named executive officers.

		Performance Share
		Payout for 3-year
	Annual Incentive Payout	performance period
Incentive Program	(% of target)	(% of target)
Performance period ended December 31, 2018	48	85
Performance period ended December 31, 2017	97	111

Our Compensation Discussion and Analysis, which includes a discussion of our program’s “Best Practices,” begins on page 21. The 2018 compensation of our named executive officers is set forth in tables beginning at page 39.

2018 Business Performance Highlights

2-Point Strategy

In 2018, we continued to make progress executing our business strategy and advancing our initiatives. However, we faced challenges in 2018 as a result of increased reimbursement headwinds, including from the Protecting Access to Medicare Act. Our Compensation Discussion and Analysis, beginning on page 21, discusses our 2018 business performance.

The following highlights 2018 progress on our 2-point strategy.

•	Accelerate Growth. In 2018, we grew revenues by 1.7%. We also established a long-term strategic partnership with UnitedHealthcare, including collaboration on a variety of value-based programs, became a preferred provider to Horizon Blue Cross Blue Shield of New Jersey (with the exception of its managed Medicaid and Dual Eligible Special Needs plan beneficiaries) and became a participating provider to Blue Cross Blue Shield of Georgia. These partnerships expand our in-network reach to 43 million additional lives. We forged several new strategic

iii	2019 Proxy Statement

relationships, continued to expand our pipeline of hospitals and independent delivery networks interested in working with us, and implemented a new professional laboratory services relationship with Regional Medical Center Health System, a regional health care provider for a five-county service area in northeast Alabama. As discussed below under “Deliver disciplined capital deployment,” we consummated seven acquisitions which grew revenues and expanded our capabilities. We made progress in 2018 executing our strategy to be the provider of choice for consumers, including significantly advancing our consumer-centric initiatives: we increased the number of Wal-Mart Store and Safeway locations where we offer services to over 200, upgraded the MyQuest app, forged a partnership with Apple Health, and launched QuestDirectTM, a service that allows consumers to order their own tests.

•	Drive Operational Excellence. Key operational metrics were strong: medical quality improved, turnaround times for testing were 90% or higher to targets, patient wait times were reduced and electronic ordering increased. We continued to make progress on our lab system standardization plan and began implementation of our lab rationalization plan for the Northeast with the construction of our new 250,000 square foot flagship laboratory in Clifton, New Jersey. We made progress on operational initiatives, including implementing electronic patient check-in in 100% of our patient services centers and significantly increasing the number of health plans using real-time estimation of consumer bills, providing better transparency to patients. Through our Invigorate cost excellence program, we aim to save approximately 3% of our costs annually, and in 2018 we achieved that goal.

3 Operating Principles

The following are highlights on our three operating principles: strengthening organizational capabilities, remaining focused on diagnostic information services, and delivering disciplined capital deployment.

•	Strengthen organizational capabilities. In 2018, we continued to use the Quest Management System, which provides a foundation for day-to-day management to support our efforts to build a high-performance culture. In addition, our entire organization continued participation in our Everyday Excellence program, which includes guiding principles to support a superior customer experience, to inspire our employees to be their best every day, with every person and with every customer interaction. In 2018, we integrated these principles into our performance assessments and frontline employee behavioral standards. We also continued to offer our Leading Quest Academy, which is designed to strengthen our more senior employee leaders through a highly experiential leadership development program focused on creating a high-performance culture and sharpening the capabilities needed to lead our organization, as well as leadership training programs for other employees.

•	Remain focused on diagnostic information services. We maintained a sharp focus on providing diagnostic information services in 2018.

•	Deliver disciplined capital deployment. We returned a majority of our free cash flow to stockholders through dividends and repurchases of our common stock. In November 2018, we announced the eighth increase in our quarterly common stock dividend since 2011, increasing the dividend by 6%, from $0.50 per common share to $0.53 per common share. In 2018, we consummated seven acquisitions, which contributed to revenue growth from acquisitions exceeding 3%. Highlights include Mobile Medical Examination Services, LLC (a leading national provider of home-based health risk assessments and related services) and the U.S. laboratory services business of Oxford Immunotec, Inc. (adding the TSPOT.TB tuberculosis and Accutix® tick-borne disease testing services to our portfolio of innovative infectious disease testing services).

2019 Proxy Statement	iv

PROXY STATEMENT	QUEST DIAGNOSTICS INCORPORATED 500 Plaza Drive, Secaucus, New Jersey 07094

2019 Proxy Statement

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Proposal No. 1—Election of Directors

Our Board currently has eleven directors. Directors are elected annually for a one-year term concluding on the date of the next subsequent annual meeting of stockholders. Each director holds office until his or her successor has been elected and qualified or the director’s earlier resignation, death or removal.

Jenne K. Britell and Jeffrey M. Leiden have informed the Company that they will retire when their terms expire at the 2019 annual meeting of stockholders (the “annual meeting”), and will not stand for reelection. Upon the retirement of Dr. Britell and Dr. Leiden, the size of the Board will be reduced to nine directors.

After considering the recommendation of the Governance Committee, the Board nominated the nominees below to serve as directors. Each nominee currently is a director of the Company whose term expires at the annual meeting. The biography of each nominee contains information regarding the person’s service as a director of the Company, business experience, other director positions and the experience, qualifications, attributes and skills that led the Board to conclude as of the date of this proxy statement that the person should serve as a director of the Company. The Board believes that each nominee possesses the qualities and experience that nominees should possess in accordance with the Company’s Corporate Governance Guidelines, which set forth the Company’s philosophy regarding Board composition and identify key qualifications and other considerations for the nomination of directors (the relevant portion of the Company’s Corporate Governance Guidelines is set forth below under the heading “Board Nomination Process” beginning on page 8). Each nominee has consented to serve if elected.

Vicky B. Gregg

Retired CEO Blue Cross and Blue Shield of Tennessee Age: 64 Director since: 2014

Ms. Gregg retired as Chief Executive Officer of Blue Cross Blue Shield of Tennessee in 2012. Prior to becoming CEO in 2003, Ms. Gregg served in a number of other leadership roles, including President and Chief Operating Officer. Before that, she held a series of senior roles at Humana Health Plans. Ms. Gregg served as a member of the U.S. National Institutes of Health Commission on Systemic Interoperability. She currently serves on the boards of Acadia Healthcare Company, Inc. and the Electric Power Board of Chattanooga. Previously, Ms. Gregg served on several national boards, including TeamHealth Holdings, Inc. from 2013 to 2017, First Horizon National Corporation from 2011 to 2015, Chair of America’s Health Insurance Plans from 2010 to 2011, the BlueCross BlueShield Association, Chair of the National Institute for Healthcare Management in 2012, and the Healthcare Leadership Council.

Qualifications, Skills and Expertise

Ms. Gregg has extensive executive and advisory experience, including in general management and strategic planning, with a range of health care organizations, and extensive experience with healthcare issues and the operation of the U.S. healthcare system, including as a practicing nurse.

1	2019 Proxy Statement

Timothy L. Main

Chairman Jabil Circuit, Inc. Age: 61 Director since: 2014

Mr. Main is Chairman of the Board of Directors of Jabil Circuit, Inc., an electronic product solutions company providing comprehensive electronics design, manufacturing and management services to global electronics and technology companies. Mr. Main was Chief Executive Officer of Jabil from 2000 until 2013. As CEO, Mr. Main led Jabil’s growth strategy, increasing annual revenues nearly five-fold to reach $17 billion in 2012, and expanding in Asia and other emerging markets.

Qualifications, Skills and Expertise

Mr. Main has extensive executive experience, including in international, capital markets, operations, corporate governance, strategic planning and general management in a complex industry.

Denise M. Morrison

Retired President and CEO Campbell Soup Company Age: 65 Director since: 2019

Ms. Morrison retired after serving as President and Chief Executive Officer of Campbell Soup Company from 2011 to 2018. She joined Campbell in 2003, where she held positions of increasing responsibility. Prior to joining Campbell, Ms. Morrison held executive management positions at Kraft Foods, Inc. from 2001 to 2003. She is a director of Visa, Inc. and MetLife, Inc., and served as a director of Campbell Soup Company from 2010 to 2018 and a director of The Goodyear Tire & Rubber Company from 2005 to 2010. Ms. Morrison is a member of the Board of Trustees for Boston College. She served on President Trump’s Manufacturing Jobs Initiative as well as President Obama’s Export Council.

Qualifications, Skills and Expertise

Ms. Morrison has extensive executive experience, including in consumer focus, corporate governance, general management and strategic planning, operations and marketing, with multinational corporations operating in consumer-focused, regulated industries.

2019 Proxy Statement	2

Gary M. Pfeiffer

Retired Senior Vice President and CFO E.I. du Pont de Nemours and Company Age: 69 Director since: 2004

Mr. Pfeiffer retired in 2006 as the Senior Vice President and Chief Financial Officer of E.I. du Pont de Nemours and Company. He joined DuPont in 1974, where he held positions of increasing responsibility in finance and international operations, as well as in various DuPont divisions. Mr. Pfeiffer served as Secretary of Finance for the state of Delaware from January through June 2009. Mr. Pfeiffer is a director and Chair of the Board of Internap Corporation, and served as a director of TerraVia Holdings, Inc. from 2014 to 2017 and Talbots, Inc. from 2005 to 2012. He served as the non-executive Chair of the Board of Directors of Christiana Care Health System, a regional hospital system located in Delaware, from 2012 to 2016.

Qualifications, Skills and Expertise

Mr. Pfeiffer has extensive executive experience, including in capital markets, corporate finance, accounting, international operations, and strategic planning, with a multinational corporation operating in complex industries.

Timothy M. Ring

Retired Chairman and CEO C. R. Bard, Inc. Age: 61 Director since: 2011

Mr. Ring retired in 2017 as Chairman and Chief Executive Officer of C. R. Bard, Inc., positions in which he had served since 2003. He is a director of Becton, Dickinson and Company, and was director of C. R. Bard, Inc. from 2003 to 2017 and CIT Group Inc. from 2005 to 2009. Mr. Ring is a Trustee of the New Jersey Health Foundation.

Qualifications, Skills and Expertise

Mr. Ring has extensive executive experience, including in strategic planning and international operations, with a multinational corporation operating in the healthcare industry.

3	2019 Proxy Statement

Stephen H. Rusckowski

Chairman, President and CEO Quest Diagnostics Incorporated Age: 61 Director since: 2012

Mr. Rusckowski has been President and Chief Executive Officer of Quest Diagnostics since May 2012 and Chairman of the Board since January 2017. From November 2006 to May 2012, Mr. Rusckowski was the Chief Executive Officer of Philips Healthcare, the largest unit of Royal Philips Electronics, and a member of the Board of Management of Royal Philips Electronics and its Executive Committee. He joined Philips when it acquired Agilent’s Healthcare Solutions Group in 2001, and was the CEO of Philips Imaging Systems business group before assuming his role as CEO of Philips Healthcare. Mr. Rusckowski served as the Chairman of the American Clinical Laboratory Association from March 2014 to March 2017. He was a director of Xerox Corporation from 2015 to 2018 and was a director of Covidien plc from December 2013 to January 2015.

Qualifications, Skills and Expertise

Mr. Rusckowski has extensive executive experience, including in strategic planning and international operations, with multinational corporations operating in the healthcare industry. Mr. Rusckowski’s employment agreement with the Company provides for him to be nominated for election to the Board.

Daniel C. Stanzione, Ph.D.

President Emeritus Bell Laboratories Age: 73 Director since: 1997

Dr. Stanzione retired from Lucent Technologies Incorporated in 2000 and is President Emeritus of Bell Laboratories and an independent consultant. Dr. Stanzione began his career in 1972 with Bell Laboratories, where he led the teams working on the first microprocessors and digital signal processors. He was appointed President of Network Systems, Lucent’s largest business unit, in 1996 and was appointed Chief Operating Officer of Lucent in 1997. Dr. Stanzione served as a director of Internap Corporation from 2005 to 2018, and served as a director of Avaya Inc. from 2000 until 2007. He has been Lead Independent Director since January 1, 2017 and served as Chairman from May 1, 2012 until January 1, 2017.

Qualifications, Skills and Expertise

Dr. Stanzione has extensive executive experience, including in corporate governance, general management and strategic planning, with multinational corporations operating in complex industries.

2019 Proxy Statement	4

Helen I. Torley, M.B. Ch.B., M.R.C.P

President and CEO Halozyme Therapeutics, Inc. Age: 56 Director since: 2018

Dr. Torley has, since 2014, been President and Chief Executive Officer of Halozyme Therapeutics, Inc., a biotechnology company focused on developing and commercializing novel cancer therapies that target the tumor microenvironment. Prior to joining Halozyme, Dr. Torley served as Executive Vice President and Chief Commercial Officer for Onyx Pharmaceuticals from August 2011 to December 2013, where she was responsible for the development of Onyx’s commercial capabilities in the United States, Europe and Asia Pacific regions. Prior to Onyx, Dr. Torley spent 10 years in management positions at Amgen Inc., most recently serving as Vice President and General Manager of the US Nephrology business unit from 2003 to 2009 and the U.S. Bone Health business unit from 2009 to 2011. Prior to 2003, she held various senior management positions at Bristol-Myers Squibb and Sandoz/Novartis, and was in medical practice as a senior registrar in rheumatology at the Royal Infirmary in Glasgow, Scotland. Dr. Torley is a director of Halozyme Therapeutics, Inc., and she served as a director of Relypsa, Inc. from 2015 to 2016.

Qualifications, Skills and Expertise

Dr. Torley has extensive executive experience, including in general management, strategic planning and commercial operations, with multinational corporations operating in the healthcare industry.

Gail R. Wilensky, Ph.D.

Senior Fellow Project Hope Age: 75 Director since: 1997

Dr. Wilensky is a Senior Fellow at Project HOPE, an international non-profit health foundation, which she joined in 1993. From 2008 through 2009, Dr. Wilensky served as President of the Defense Health Board, an advisory board in the Department of Defense. From 1997 to 2001, she was the chair of the Medicare Payment Advisory Commission. From 1995 to 1997, she chaired the Physician Payment Review Commission. In 1992 and 1993, Dr. Wilensky served as a deputy assistant to the President of the United States for policy development relating to health and welfare issues. From 1990 to 1992, she was the administrator of the Health Care Financing Administration where she directed the Medicare and Medicaid programs. Dr. Wilensky is a director of UnitedHealth Group. She served as a director of Manor Care Inc. from 1998 until 2009, Gentiva Health Services, Inc. from 2000 until 2009, Cephalon Inc. from 2002 to 2011 and SRA International, Inc. from 2005 to 2011. Dr. Wilensky also served as a Commissioner of the World Health Organization’s Commission on the Social Determinants of Health and as the Non-Department Co-Chair of the Defense Department’s Task Force on the Future of Military Health Care.

Qualifications, Skills and Expertise

Dr. Wilensky has extensive experience, including in strategic planning, as a senior advisor to the U.S. government and private enterprises regarding healthcare issues and the operation of the U.S. healthcare system.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH NOMINEE UNLESS OTHERWISE INSTRUCTED.

5	2019 Proxy Statement

Governance Practices

The Board believes that good corporate governance, which is designed to protect and enhance stockholder value, is important. The Company has strong corporate governance structures, processes, policies and practices and listens to the concerns of its stockholders. Our Board benefits from knowledgeable, independent directors.

The Board has adopted Corporate Governance Guidelines to enhance its own effectiveness and to demonstrate its commitment to strong corporate governance for the Company. The Board reviews these Guidelines no less frequently than annually for possible revision, including in response to changing regulatory requirements, evolving practices and the concerns of our stockholders. The Company also has adopted a Code of Ethics applicable to all directors, officers and employees. The Corporate Governance Guidelines and Code of Ethics are published on the corporate governance page on our website at www.QuestDiagnostics.com.

Corporate Governance Highlights
Board Practice
✔	Commitment to board refreshment - 5 new directors since 2014, each with significant CEO experience
✔	10 of 11 directors are independent
✔	Annual election of entire board
✔	Majority voting standard for director elections
✔	Annual assessment of Board and Committee structure and performance
✔	Lead Independent Director with clearly defined role and robust responsibilities
✔	Regular executive sessions for independent directors only, presided over by Lead Independent Director
✔	Independent directors receive a majority of their annual compensation in equity to further align their interests with our stockholders’ interests
✔	Committee assignments are chosen with a view to continuity and diversity
✔	Annual reviews of succession planning and development of management personnel

Stockholder Matters
✔	Proxy access right for stockholders
✔	Stockholder right to call a special meeting of stockholders
✔	No “poison pill” stockholders rights plan
✔	No supermajority voting requirements
✔	Annual say-on-pay vote
✔	Active stockholder engagement

Procedural Best Practices
✔	Committees report on their activities to the Board at each Board meeting
✔	Directors are offered the opportunity to attend director education programs conducted by third parties
✔	Public disclosure of corporate political contributions policy and information regarding corporate political expenditures
✔	Board materials provided to directors in advance of meetings to allow preparation for discussion of the items
✔	Board portal enhances the Board’s efficiency, access to information, security and communication
✔	Independent directors have unlimited access to officers and employees of the Company
✔	Board and committees have access to independent legal, financial or other advisors

2019 Proxy Statement	6

Corporate, Social and Environmental Responsibility

The Company and the Board take seriously the responsibility of being a good corporate steward, which includes promoting a healthier world, building value for all stakeholders, and creating an inspiring workplace. The Company has a deep commitment to its patients, employees, communities and the environment. The Company aims to do business in an environmentally sustainable, socially responsible manner and make a difference in the communities in which it operates.

Corporate, Social and Environmental Responsibility Highlights
Awards and Recognition
✔	Named as one of Fortune’s World’s Most Admired Companies in 2019 for the fourth consecutive year
✔	Included in the Dow Jones Sustainability Index since 2004 (DJSI World) and 2005 (North America Index)
✔	Received a perfect score on the Human Rights Campaign Foundation Corporate Equality Index 2018, earning the distinction of being a Best Place to Work for LGBTQ Equality
✔	Ranked as one of Forbes America’s Best Employers
✔	Included on the annual Newsweek Green Rankings for the 6th consecutive year
✔	Achieved Cancer Gold Standard accreditation from the CEO Roundtable on Cancer
✔	Named a DiversityInc Noteworthy Company in 2017 and 2018
Promoting a Healthier World, Building Value, and Creating an Inspiring Workplace
✔	Employee volunteer program Quest Community Action Network has raised millions of dollars for worthwhile causes
✔	Employee volunteer support expanded with Company’s “Dollars for Doers” and Matching Gifts programs, which provide nonprofit grants to organizations that share the Company’s commitment to empowering better health
✔	Patient Assistance Program tailors solutions for uninsured or underinsured patients based on individual circumstances
✔	Route optimization programs, including logistics telematics in courier vehicles, increase safety and reduce fuel consumption
✔	Green Energy purchasing, energy monitoring and waste reduction programs
✔	Environment, Health and Safety program reduces risk of employee injury
✔	Employee Business Networks (including African-American Business Leaders, DiverseAbilities, Hispanic/Latino and Women in Leadership) work closely with talent acquisition team to bring in diverse talent and support them through targeted mentoring and training programs
✔	More than 70% of employees are women and more than 50% of employees are racial minorities
✔	“Action with Integrity” Code of Ethics reflects the Company’s commitment to operate as a trustworthy, transparent and ethical organization

More information regarding the Company’s commitment to corporate, social and environmental responsibility can be found in the Company’s annual Global Inclusion + Corporate Social Responsibility Annual Report, which is available on the Company’s website at www.QuestDiagnostics.com/home/about/corporate-citizenship.

Director Independence

The Board assesses the independence of each director annually, and of each director nominee, in accordance with the Company’s Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) listing standards. The independence guidelines in the Corporate Governance Guidelines are consistent with the independence requirements in the NYSE listing standards and include guidelines as to categories of relationships that are considered not material for purposes of director independence.

All members of the Audit and Finance Committee, Governance Committee and the Compensation Committee must be independent under NYSE listing standards and the Company’s Corporate Governance Guidelines. Pursuant to the charters of the Audit and Finance Committee and Compensation Committee, respectively, members of these committees also must satisfy separate independence standards based on requirements of the Securities and Exchange Commission (“SEC”) and NYSE, respectively.

The Board has determined that a substantial majority (ten of eleven) of our directors are independent. Each member, including the chair, of each of the Audit and Finance Committee, the Compensation Committee, the Governance Committee and the Quality, Safety & Compliance Committee qualifies as independent, including under the committee-specific independence requirements discussed above. The Board has determined the following directors to be

7	2019 Proxy Statement

independent: Dr. Britell, Ms. Gregg, Dr. Leiden, Mr. Main, Ms. Morrison, Mr. Pfeiffer, Mr. Ring, Dr. Stanzione, Dr. Torley, and Dr. Wilensky. Mr. Rusckowski, who is the Company’s Chief Executive Officer, is not independent. In making its determinations as to the independence of the directors, the Board reviewed relationships between the Company and each of them, including ordinary course commercial relationships in the last three years between the Company and the entity of which Dr. Torley is an executive officer; this relationship did not exceed a certain amount of that entity’s gross revenues in any year.

Stockholder Access

Stockholders and any other person may communicate with the Board by sending an email to our Lead Independent Director at LeadIndependentDirector@QuestDiagnostics.com or by writing to the full Board or any individual director or any group or committee of directors, c/o Corporate Secretary, 500 Plaza Drive, Secaucus, New Jersey 07094. Communications received at the email address are automatically routed to our Lead Independent Director with a copy to our General Counsel and Corporate Secretary. The Lead Independent Director determines whether any such communication should be distributed to other members of the Board. Communications received by the Corporate Secretary addressed as set forth above, other than communications unrelated to the duties and responsibilities of the Board, are forwarded to the intended directors. Further, our Corporate Governance Guidelines publicly affirm the Board’s long-standing approach of being available for discussions with stockholders in appropriate circumstances.

The Audit and Finance Committee established a procedure whereby complaints and concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit and Finance Committee. All communications received by a director relating to the Company’s accounting, internal controls or auditing matters are immediately forwarded to the Chairman of the Audit and Finance Committee and are investigated and responded to in accordance with the procedures established by the Audit and Finance Committee. In addition, the Company has established a hotline (known as CHEQline) pursuant to which employees can anonymously report accounting, internal controls and financial irregularities (as well as compliance concerns on other laws).

Our Corporate Governance Guidelines provide that directors are encouraged and expected to attend the annual stockholders meeting. Eight of our nine directors then in office attended the 2018 annual stockholders meeting.

Board Nomination Process

The Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board as a whole and whether the Company is being well served by the directors, taking into account each director’s independence, skills, experience, tenure, availability for service to the Company and other factors the Governance Committee deems appropriate. The Governance Committee is responsible for recommending director nominees to the Board, including re-nomination of persons who are already directors. The Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Governance Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her own merits, taking into account the Company’s needs, Board succession planning considerations, and the overall composition of the Board, which includes an analysis of current directors’ skills and experience. Recommendations are made by the Governance Committee in accordance with the Company’s Corporate Governance Guidelines, which set forth the Company’s philosophy regarding Board composition and identify key qualifications and other considerations. The Governance Committee believes that the Board should be comprised of individuals whose backgrounds and experience complement those of other Board members, and considers whether a prospective nominee promotes a diversity of talent, skill, tenure, expertise, background, perspective and experience, as well as with respect to age, gender identity, race, ethnicity, place of residence, sexual orientation and specialized experience. The Governance Committee does not assign specific weights to particular criteria and nominees are not required to possess any particular attribute.

2019 Proxy Statement	8

The key qualifications and other considerations set forth in the Company’s Corporate Governance Guidelines are set forth below.

Key Qualifications and Other Considerations for Directors

•  Reputation for highest ethical standards and integrity consistent with Quest Diagnostics’ values of Quality, Integrity, Innovation, Accountability, Collaboration and Leadership

•  Independence

•  Prior experience as a director or executive officer of a public company

•  Number of current board positions and other time commitments

•  Overall range of skills, experience and seniority represented by the Board as a whole

•  Relevant experience such as:

◦  Chief Executive Officer or Chief Operating Officer (or similar responsibilities), current or past;

◦  Demonstrated expertise in business function(s) such as sales, operations, finance, strategy, legal or human resources; or

◦  Medical practitioner and/or science and health thought leader

In recruiting and selecting a Board candidate, as a supplement to the key qualifications and other considerations for director candidates outlined in the Corporate Governance Guidelines, the Governance Committee considers other important skills and professional experiences to determine whether a candidate has skills and experience well-suited for the expected needs of the Board, including whether the skills and experience complement those of the other Board members or nominees. The table below includes, for each director nominee, an illustrative, non-exhaustive listing of supplemental skills and experiences that the Board considered most relevant when nominating that nominee. Although a check mark indicates that the Board relied upon the specific skill or experience in making its decision, the absence of a check mark does not mean the nominee does not possess the specific skill or experience. The biographies beginning on page 1 provide more information on each nominee’s skills and experience.

	Gregg	Main	Morrison	Pfeiffer	Ring	Rusckowski	Stanzione	Torley	Wilensky
Skills and Experience
Accounting				✓
Advisory	✓
Capital Markets		✓		✓
Consumer Focus			✓
Corporate Governance		✓	✓				✓
Executive	✓	✓	✓	✓	✓	✓	✓	✓
Finance				✓
General Management	✓	✓	✓		✓	✓	✓	✓
Government									✓
Healthcare	✓				✓	✓		✓	✓
International		✓	✓	✓	✓	✓		✓
Operations		✓	✓		✓	✓		✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓

9	2019 Proxy Statement

The Governance Committee regularly reviews the Board’s composition to ensure that we continue to have the right mix of skills, diversity, background and tenure reflected on the Board. Our Board’s membership represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors as well as the fresh perspectives of newer directors. The tenure and gender diversity composition of the director nominees is shown below:

Tenure	Gender Diversity

The Board is committed to fostering diversity of the Board. In addition to valuing diversity of talent, skill, tenure, expertise and experience, the Board seeks to include directors with diverse backgrounds, including with respect to race, ethnicity, age, gender identity and sexual orientation, in order to ensure that diverse perspectives are included on the Board. When conducting searches for new directors, it is the Board’s policy to actively and routinely seek a diverse candidate pool, including women and minority candidates. The Board assesses the effectiveness of this process each time a new director is nominated to join the Board.

The Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Stockholders may recommend candidates for consideration as director by sending an email to our Lead Independent Director at LeadIndependentDirector@QuestDiagnostics.com or writing to the full Board or any independent Board member, c/o Corporate Secretary, 500 Plaza Drive, Secaucus, New Jersey 07094. The recommendation should contain the proposed nominee’s name, biographical information and relationship to the stockholder. The Governance Committee evaluates stockholder recommendations for director candidates in the same manner as other director candidate recommendations. Stockholders may also nominate director candidates. See “Frequently Asked Questions” beginning on page 61 for information regarding the process and deadline for stockholders to submit director nominations for the 2020 annual meeting of stockholders.

When the Board identifies a need to add a new Board member, the Governance Committee identifies candidates by seeking input from Board members and considering recommendations for nominees submitted by other sources, including stockholders. The Governance Committee also from time to time hires third-party search firms to assist in identifying and evaluating candidates for nomination. After the Governance Committee ranks the candidates, the Lead Independent Director, the Chairman of the Board, President and Chief Executive Officer and other Board members interview the candidates selected by the Governance Committee. Members of senior management also may interview candidates. After the interview process, the Governance Committee reassesses the candidates and then makes its recommendation for director candidates to the Board, which determines which candidates are nominated for election by the stockholders or elected by the Board.

Board Committees

During 2018, the Board held seven meetings. In order to fulfil its responsibilities, the Board has delegated certain authority and responsibilities to its committees. There are five standing committees. In 2018, each nominee attended at least 75% of the meetings of the Board and the Board committees on which he or she served held during the period such director was in office. Any director may attend meetings of any committee of which the director is not a member.

For each year, a schedule of Board meetings is established before the year begins. Committee meetings are generally scheduled for the day before, or the day of, meetings of the full Board, except that meetings of the Executive

2019 Proxy Statement	10

Committee are scheduled only when needed. The Board and each committee also hold such additional meetings as the Board or committee, respectively, determines necessary or appropriate.

Set forth below is a brief description of each committee and its function, its membership and the number of meetings it held during 2018. Additional information about the committees can be found in their charters, which are available on the corporate governance page on our website at www.QuestDiagnostics.com.

Audit and Finance Committee

Number of 2018 Meetings: 9 Gary M. Pfeiffer (Chair) Jenne K. Britell Timothy L. Main Daniel C. Stanzione

This committee:

•  Monitors the quality and integrity of the financial statements and financial reporting procedures of the Company.

•  Oversees management’s accounting for the Company’s financial results and reviews the timeliness and adequacy of the reporting of those results and related judgments.

•  Oversees the internal audit function and makes inquiry into the audits of the Company’s books performed internally and by the outside independent registered public accounting firm.

•  Has primary oversight responsibility for the Company’s enterprise risk management program.

•  Appoints the independent registered public accounting firm, monitors its qualifications, independence and performance, approves its compensation and pre-approves the services it performs.

•  Reviews with the Company’s independent registered public accounting firm, and informs the Board of, any significant accounting matters, including critical accounting policies and judgments.

•  Advises and makes recommendations with regard to certain financing transactions and other significant financial policies and actions.

•  Establishes procedures for the receipt, retention and treatment of complaints relating to accounting and internal accounting controls, and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

•  Reviews and reports to the Board on the Company’s management of its financial resources.

•  Annually reviews its own performance.

The Board has determined that each of Mr. Pfeiffer and Dr. Britell qualifies as an “audit committee financial expert” as defined by the SEC. For a description of the experience of Mr. Pfeiffer, see “Proposal No. 1—Election of Directors” beginning on page 1. Dr. Britell was Senior Managing Director at Brock Capital Group from 2010 to 2015, advising companies and investors regarding strategy, acquisitions and asset deployment. From 2001 to 2009, she was the Chairman and Chief Executive Officer of Structured Ventures, Inc., which advised domestic and foreign companies on financial services products and strategy. From 1996 to 2000, she was a senior officer of GE Capital, serving as President of GE Capital Global Commercial & Mortgage Banking and Executive Vice President of GE Capital Global Consumer Finance from 1999 to 2000, and President and Chief Executive Officer of GE Capital Central and Eastern Europe from 1998 to mid-1999.

11	2019 Proxy Statement

Compensation Committee

Number of 2018 Meetings: 6 Timothy M. Ring (Chair) Vicky B. Gregg Jeffrey M. Leiden Denise M. Morrison* Gail R. Wilensky *Became a member of the committee in February 2019

This committee:

•  Reports to the Board with respect to the performance of the Chief Executive Officer and reviews and approves the compensation of the Chief Executive Officer based on the directors’ evaluation of the Chief Executive Officer and the Company’s financial performance, competitive compensation data and other factors.

•  Oversees the performance of the Company’s other senior management team members and annually reviews and approves their annual base salary, annual incentive compensation and long-term incentive compensation.

•  Annually reviews the compensation arrangements for the Company’s senior management team members to assess whether they encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

•  Annually reviews and recommends to the Board the compensation of the Company’s non-employee directors.

•  Administers, or makes recommendations to the Board regarding, the equity-based, incentive compensation and retirement plans, policies and programs of the Company. The Committee may delegate the administration of plans, policies and programs as appropriate, including to executive officers of the Company and to the Company’s Human Resources department.

•  Supports the Board in the senior management succession planning process.

•  Reviews and approves, for senior management team members, employment agreements, severance benefits and other special benefits.

•  Annually reviews its own performance.

For more information regarding the Company’s processes and procedures for executive compensation, including regarding the role of executive officers and compensation consultants in connection with determining or recommending executive and director compensation, see “Compensation Discussion and Analysis” beginning on page 21.

Executive Committee

Number of 2018 Meetings: 0 Daniel C. Stanzione (Chair) Gary M. Pfeiffer Stephen H. Rusckowski

This committee may act for the Board, except with respect to certain major corporate matters, such as mergers, election of directors, removal of directors or the Chief Executive Officer, amendment of the Company’s charter or by-laws, declaration of dividends and matters delegated to other Board committees.

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Governance Committee

Number of 2018 Meetings: 4 Daniel C. Stanzione (Chair) Timothy L. Main Gary M. Pfeiffer Timothy M. Ring Gail R. Wilensky

This committee:

•  Identifies individuals qualified to become Board members, and reviews and recommends possible candidates for Board membership, taking into account such criteria as independence, diversity, age, skills, occupation and experience in the context of the needs of the Board.

•  Reviews the structure of the Board, its committee structure and overall size.

•  Monitors developments in corporate governance.

•  Reviews the Company’s Corporate Governance Guidelines and recommends to the Board such changes to the Guidelines, if any, as the Committee may determine.

•  Recommends to the Board assignments of directors to Board committees.

•  Reviews relationships and transactions of directors, executive officers and senior financial officers for possible conflicts of interest.

•  Reviews and approves transactions or proposed transactions in which a related person is likely to have a direct or indirect material interest pursuant to the Company’s Statement of Policy and Procedures for the Review and Approval of Related Person Transactions.

•  Oversees the Board and each Board committee in their annual self-evaluation.

•  Annually reviews its own performance.

Quality, Safety and Compliance Committee

Number of 2018 Meetings: 4

Gail R. Wilensky (Chair)

Jenne K. Britell

Vicky B. Gregg

Jeffrey M. Leiden

Denise M. Morrison*

Helen I. Torley**

*Became a member of the
committee in February 2019.

**Became a member of the
committee in May 2018.

This committee:

•  Reviews the Company’s policies, programs and performance relating to billing compliance, environmental health and safety, equal opportunity employment practices, fraud and abuse, corporate political contributions and medical quality assurance.

•  Reviews the organization, responsibilities, plans, results, budget and staffing of the Company’s Compliance Department, and reviews significant reports to management, or summaries thereof, regarding the Company’s compliance policies, practices, procedures and programs and management’s responses thereto.

•  Monitors significant external and internal investigations of the Company’s business as they relate to possible violations of law by the Company or its directors, officers, employees or agents.

•  Monitors significant regulatory, legislative and legal developments affecting the Company’s business.

•  Monitors material legal and medical quality matters and compliance with legal and regulatory requirements, and coordinates with the Audit and Finance Committee regarding the same.

•  Annually reviews its own performance.

13	2019 Proxy Statement

Board Leadership Structure

At Quest Diagnostics, we recognize the importance of good corporate governance and value the leadership and input of the independent members of our Board of Directors. Stephen H. Rusckowski, our President and Chief Executive Officer, serves as Chairman of the Board of Directors, and Dr. Daniel C. Stanzione, Ph.D. serves as Lead Independent Director. The Board of Directors currently believes that having our President and CEO serve as Chairman as well as having a Lead Independent Director helps the administration and organization of the Board and facilitates the effective performance of its duties, including the activities of the independent directors. The Board has revised its leadership structure from time to time and retains the flexibility to revise its leadership structure if, in the exercise of its fiduciary duties, the Board believes that such revision is appropriate. Our Lead Independent Director has a robust set of responsibilities, set forth in our Corporate Governance Guidelines.

Principal Responsibilities of the Lead Independent Director

•  Participates with the Chairman of the Board and CEO in the preparation of the agendas for Board meetings, and has the authority to call meetings of the non-management directors

•  Serves as a member of the Board’s Executive Committee

•  Coordinates providing timely feedback from the directors to the Chairman of the Board

•  Presides over all executive sessions of the non-management directors and all Board meetings in the absence of the Chairman of the Board

•  Takes a leading role in the process of evaluating the Board, and leads the non-management directors in the annual evaluation of the performance of the President and CEO

•  Interviews candidates for the Board

•  Serves as the principal contact for stockholder communications with the non-management directors

•  Monitors, and if appropriate discusses with the other non-management directors, communications received from stockholders and others

We also have other mechanisms in place to promote the appropriate level of independence and oversight in Board decisions. See “Corporate Governance Highlights” on page 6.

Board Oversight of Company Culture

The Board is committed to fostering a strong culture of compliance and ethical conduct, and has structured its committees and their activities to support its commitment. The Board supports management’s promotion of a corporate culture of integrity, ethical behavior and compliance with laws and regulations and for ensuring that the Company’s culture and its strategy are aligned. The Board expects all directors, as well as officers and employees, to conduct themselves in a manner consistent with our Code of Ethics and our values. The Board believes that a strong culture of integrity, ethics and compliance is fundamental to the conduct of the Company’s business, and is necessary for effective risk management, maintaining investor trust, and successful corporate governance.

Board, Committee and CEO Evaluation Process

The Board conducts an annual self-evaluation of its performance and effectiveness. Each of the Audit and Finance Committee, the Compensation Committee, the Governance Committee, and the Quality, Safety and Compliance Committee, pursuant to its charter, also conducts an annual self-evaluation of its performance and effectiveness, and reports to the Board the results of the self-evaluation. The Governance Committee is tasked with establishing criteria and processes for, and overseeing, the annual self-evaluation of the Board and the committees. Each year, the Governance Committee discusses the appropriate approach for that year’s Board and committee evaluations.

Prior to the meeting at which each annual self-evaluation occurs, each member of the Board and the committees receives a discussion outline, which encourages the directors to consider the Board’s or committee’s structure, processes, overall effectiveness and improvement since the previous year’s assessment. In addition, the General Counsel discusses individually with each director the self-evaluation items and compiles feedback received for discussion with the Lead Independent Director. At the meeting, the Lead Independent Director or the committee chair, as applicable, leads a discussion guided by the outline provided, and the Board or committee, as applicable, identifies action items as well as items for further review.

Periodically, the Board engages an independent consultant to assist with the evaluation, including evaluating individual director performance. When the Board evaluates individual director performance, input from other directors as

2019 Proxy Statement	14

well as senior management is considered, in a process that protects anonymity to ensure honest feedback. In these situations, the independent consultant and the Lead Independent Director together review the results of the individual director evaluations with the individual directors. The Lead Independent Director reviews the remaining items with the Board, and assists the Board in identifying action items as well as items for further review.

In addition, the Compensation Committee, pursuant to its charter, conducts an annual review of the Chief Executive Officer’s performance, and reports the results of its review to the Board. Pursuant to our Corporate Governance Guidelines, the Board, led by the Lead Independent Director, reviews the Compensation Committee’s report in order to ensure that the Chief Executive Officer is providing the necessary leadership for the Company in light of the Company’s current and longer term goals. The Board then provides feedback to the Chief Executive Officer regarding his performance.

Board Role in Risk Oversight

The Board and its committees play an active role in overseeing the Company’s key risks, as discussed in the table below. The Board has considered its role in risk oversight in determining the current Board leadership structure. The Company’s management is responsible for risk management, which it does through a committee of senior managers that leads the Company’s enterprise risk management program; the program is discussed in the Company’s Annual Report on Form 10-K. The program is designed to identify and address the Company’s key risks from time to time; key risks currently include without limitation medical quality, cybersecurity and business continuity.

Roles of the Board and its Committees in Risk Oversight
Board of Directors

• Annually reviews our enterprise risk management program • Receives regular updates from the committees below regarding their activities with respect to the program

Audit and Finance Committee	Quality, Safety and Compliance Committee	Compensation Committee

•  Has been delegated primary responsibility for overseeing our enterprise risk management program by the Board

•  Receives regular updates from management regarding our enterprise risk management program, including with respect to cybersecurity and business continuity

•  Regularly oversees compliance with securities and accounting laws and regulations

 •  Reviews the adequacy and effectiveness of policies and programs to ensure compliance with laws and regulations applicable to our business (other than with respect to securities and accounting)

 •  Reviews the adequacy and effectiveness of our medical quality program

 •  Receives regular reports from management regarding these topics

•  Annually reviews compensation arrangements for members of our senior management team

•  Assesses whether such compensation arrangements encourage risk taking that is reasonably likely to have a material adverse effect on the Company

Related Person Transactions

The Company has a written policy pursuant to which it evaluates proposed transactions involving a related person and the Company in which the amount involved exceeds $120,000. A related person is any director or executive officer of the Company, any immediate family member of a director or executive officer, or any person who owns 5% or more of the Company’s outstanding common stock. The office of the General Counsel is primarily responsible for the administration of the policy and for determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. Certain transactions are defined not to be related person transactions under the policy.

The Governance Committee reviews any proposed transaction in which a related person has a direct or indirect material interest, except for any compensation arrangements involving an immediate family member of a director or an executive officer. In the event that the General Counsel becomes aware of a related person transaction not approved in

15	2019 Proxy Statement

advance, the General Counsel will arrange for the related person transaction to be reviewed at the next regularly scheduled meeting of the Governance Committee. Any member of the Governance Committee who is a related person with respect to a transaction under review may not participate in any review, consideration or approval of the transaction.

In considering any related person transaction, the Governance Committee determines whether the transaction is fair to the Company. In considering a proposed transaction involving a director or the immediate family member of a director, the Governance Committee also assesses whether the proposed transaction could reasonably be expected to impact the independence of the director under the Company’s Corporate Governance Guidelines, the NYSE listing standards or other applicable rules.

Compensation arrangements involving an immediate family member of an executive officer are reviewed and approved by the Chief Executive Officer and the Senior Vice President, Chief Human Resources Officer, unless such person is an immediate family member of the Chief Executive Officer, in which case the compensation arrangement is approved by the Compensation Committee. Compensation arrangements involving an immediate family member of a director are reviewed and approved by the Compensation Committee.

Policies Regarding Hedging and Pledging our Common Stock

Our directors and executive officers are prohibited from pledging the Company’s common stock to secure a loan, and from holding such stock in a margin account. Our directors and employees, including executive officers, also are prohibited from entering into transactions or purchasing financial instruments that are expected to hedge or offset, or designed to hedge or offset, a decline in our common stock price, including, but not limited to, the use of financial derivatives (including, for example, prepaid forward contracts, equity swaps, collars, puts and calls or exchange funds) or entering into transactions (including, for example, short sales) that establish downside price protection for our common stock. In addition, our directors and executive officers, as well as certain other employees, generally may purchase or sell Company securities only during permitted window periods (generally beginning on the business day following the issuance of our quarterly earnings releases and continuing until the end of the second month of the fiscal quarter).

2018 Director Compensation Table

Director Compensation Program for 2018. No changes were made in the compensation program for directors for 2018. The Board determined not to make any changes for 2018 after considering the recommendation of the Compensation Committee, which acted after receiving input from its independent compensation consultant at the time, Pay Governance.

The following table sets forth the 2018 compensation of our non-employee directors then in office. Mr. Rusckowski, our only employee director during 2018, received no additional compensation for serving as director. None of our non-employee directors receives any consulting or other non-director fees from the Company.

	Fees Earned or	Stock Awards
Director	Paid in Cash ($)	($)(1)(2)	Total ($)

Jenne K. Britell	116,500	167,984	284,484
Vicky B. Gregg	113,000	167,984	280,984
Jeffrey M. Leiden	113,000	167,984	280,984
Timothy L. Main	117,000	167,984	284,984
Gary M. Pfeiffer	148,500	167,984	316,484
Timothy M. Ring	123,500	167,984	291,484
Daniel C. Stanzione	166,000	167,984	333,984
Helen I. Torley	64,688	167,984	232,672
Gail R. Wilensky	130,500	167,984	298,484

2019 Proxy Statement	16

(1)	Represents the aggregate grant date fair values of the awards. Each of our non-employee directors then in office received a single award of 1,644 RSUs. RSUs reported in this column were valued based on the average of the high and low prices of our common stock on the grant date. As of December 31, 2018, each non-employee director in office during 2018 held the number of RSUs set forth beside his or her name below.

Dr. Britell	5,937	Mr. Ring	16,649
Ms. Gregg	5,908	Dr. Stanzione	3,785
Dr. Leiden	3,425	Dr. Torley	1,644
Mr. Main	3,425	Dr. Wilensky	3,425
Mr. Pfeiffer	17,625

(2)	Other than Dr. Torley, who elected to receive her cash compensation in stock options, no stock options were awarded to our non-employee directors during 2018. As of December 31, 2018, each non-employee director in office during 2018 held options to purchase the number of shares of the Company’s common stock set forth beside his or her name below.

Dr. Britell	12,222	Mr. Ring	23,755
Ms. Gregg	–	Dr. Stanzione	–
Dr. Leiden	–	Dr. Torley	3,260
Mr. Main	2,037	Dr. Wilensky	34,333
Mr. Pfeiffer	0

Annual Cash Retainer Fees. During 2018, our non-employee directors received an annual cash retainer fee of $96,500, payable in quarterly installments of $24,125. Directors serving on Board committees also received additional annual retainers for such service, in the following amounts:

○	Audit and Finance Committee - $13,000

○	Compensation Committee - $9,500

○	Governance Committee - $7,500

○	Quality, Safety and Compliance Committee - $7,000

○	Executive Committee - $1,500

The director who served as chair of our Compensation Committee, and the director who served as chair of our Quality, Safety and Compliance Committee, each received an additional $10,000 annual fee. The director who served as the Chair of the Audit and Finance Committee received an additional $30,000 annual fee. The director who served as Chair of the Governance Committee received an additional $7,500 annual fee. The director who served as Lead Independent Director received an additional $40,000 annual fee.

Equity Awards. Each non-employee director participates in the Company’s Long-Term Incentive Plan for Non-Employee Directors (the “Director Plan”). The Director Plan currently authorizes the grant to each non-employee director, on the date of the annual stockholders meeting, of stock options and stock awards covering shares of common stock having an aggregate value on the date of grant not exceeding $500,000. If a person is appointed or elected as a director other than on the date of the annual stockholders meeting, the Board may grant to such director a prorated equity award, in such proportions as the Board may determine. The Director Plan also permits (although the Company has not done this) a one-time grant to a non-employee director of an equity award covering a limited number of shares of common stock of the Company upon initial election to the Board. Annual option grants become exercisable, and annual RSUs generally vest and convert to shares of our common stock, in three equal annual installments, beginning on the first anniversary of the grant date, regardless of whether the non-employee director remains a director. The exercise price of all stock options issued under the Director Plan is the fair market value of our common stock on the grant date. Options, once vested, will be exercisable through the tenth anniversary of the date of grant even if the director’s service on the Board terminates.

For 2018, the Board fixed the value of the annual equity award to non-employee directors at $168,000 and determined that the award would be delivered entirely in the form of RSUs. The 2018 award was granted effective May 15, 2018, with each non-employee director receiving an award of 1,644 RSUs.

A non-employee director may elect to receive annual retainer fees in stock options or stock awards in lieu of cash. The number of options issued in lieu of cash for the retainer fees is based on the estimated value on the grant date of such options using the Black-Scholes pricing model. The number of shares issued in lieu of cash for the retainer fees is

17	2019 Proxy Statement

based on the fair market value of the stock on the date that the cash payment would otherwise be made. Options granted in lieu of retainer fees vest immediately.

Opportunity to Defer Compensation. Under the Company’s Deferred Compensation Plan for Non-Employee Directors, each non-employee director may elect to defer, until a date specified by the director or until the director’s termination of service as a director, the director’s cash compensation or any stock grants awarded pursuant to the Director Plan. Cash amounts deferred may be indexed to (i) a cash account under which amounts deferred earn interest, compounded quarterly, at a rate in effect on the first date of each calendar quarter or (ii) the Company’s common stock.

Changes in Director Compensation Program for 2019. After considering the recommendation of the Compensation Committee, which received input from its independent compensation consultant, the Board determined not to make any changes to the director compensation program for 2019.

Stock Ownership Information

We encourage our directors, officers and employees to own our common stock, which aligns their interests with the interests of our stockholders. The Company maintains stock ownership and retention guidelines for its directors and executive officers. The guidelines call for our directors to beneficially own not less than 6,000 shares of our common stock. Until a director satisfies the minimum shareholding requirement, directors are required to maintain 75% of net shares received from vesting of RSUs and from the exercise of options. For purposes of determining whether a director has met the minimum shareholding requirements, we count shares subject to unvested RSUs, but not shares subject to stock options. The guidelines for our executive officers are discussed in “Compensation Discussion and Analysis” beginning on page 21.

The following tables show the number of shares of the Company’s common stock beneficially owned by (1) each person who is known to the Company to own beneficially more than 5% of the Company’s common stock, (2) each director of the Company and each nominee, (3) each named executive officer and (4) all directors, nominees and executive officers as a group. Information in the table regarding the Company’s directors, nominees and executive officers is provided as of March 4, 2019.

	Number of Shares	Percentage
Name	Beneficially Owned	of Class

The Vanguard Group (1)	14,884,027	10.93
BlackRock, Inc. (2)	13,008,315	9.60
Macquarie Group Limited (3)	7,726,300	5.68

(1)	The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The ownership information is based on the information contained in the Schedule 13G filed by Vanguard with the SEC on February 12, 2019.

(2)	The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The ownership information is based on the information contained on a Schedule 13G filed by BlackRock with the SEC on February 6, 2019.

(3)	The business address of Macquarie Group Limited is 50 Martin Place, Sydney, New South Wales, Australia. The ownership information is based on the information contained in the Schedule 13G filed by Macquarie with the SEC on February 14, 2019.

2019 Proxy Statement	18

		Shares Subject to
		Stock Options		Shares
		Exercisable		Underlying
Name	Shares(1)	within 60 days(2)	Total(3)	RSUs(4)
Named Executive Officers
Stephen H. Rusckowski	176,449	960,807	1,137,256	36,601
Mark J. Guinan	55,091	282,682	337,773	10,928
James E. Davis	34,087	244,024	278,111	10,448
Carrie Eglinton Manner	5,949	37,917	43,866	16,845
Catherine T. Doherty	70,253	154,961	225,214	7,087
Directors and Nominees
Jenne K. Britell	8,584	12,222	20,806	5,947
Vicky B. Gregg	4,438	–	4,438	5,923
Jeffrey M. Leiden	2,575	–	2,575	3,425
Timothy L. Main	12,910	2,037	14,947	3,425
Denise M. Morrison	–	–	–	647
Gary M. Pfeiffer	–	–	–	21,594
Timothy M. Ring	–	23,755	23,755	24,384
Daniel C. Stanzione	32,534	–	32,534	3,785
Helen I. Torley	–	3,260	3,260	1,644
Gail R. Wilensky	23,179	26,333	49,512	3,425
All directors, nominees and executive officers as a group (17 persons)	495,783	2,010,492	2,506,275	169,323

(1)	Each person has sole voting power and sole dispositive power.

(2)	Includes shares of common stock which are subject to options issued under the Amended and Restated Employee Long-Term Incentive Plan (the “Employee Plan”) or the Director Plan, as applicable, that were exercisable as of, or would become exercisable within 60 days of, March 4, 2019.

(3)	Each executive officer, director and nominee beneficially owned less than 1% of the shares of common stock outstanding. All directors, nominees and executive officers as a group beneficially owned approximately 1.86% of the shares of common stock outstanding.

(4)	Shares of common stock corresponding to RSUs reported in this column are not considered beneficially owned under SEC rules and are not included in the total column in this table. This column also includes phantom stock units held by directors under the Deferred Compensation Plan for Non-Employee Directors.

19	2019 Proxy Statement

INFORMATION REGARDING EXECUTIVE COMPENSATION

Proposal No. 2—Advisory Resolution to Approve Executive Officer Compensation

Section 14A of the Securities Exchange Act entitles stockholders to vote to approve or not approve, on an advisory (non-binding) basis, our executive officer compensation as disclosed in the Compensation Discussion and Analysis and accompanying compensation tables and narrative. We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure, is hereby APPROVED.

Pay for Performance. As discussed in “Compensation Discussion and Analysis” below, our executive compensation program is designed to pay for performance, to align the interests of our executive officers with the interests of our stockholders and to support the Company’s long- and short-term business goals. Our program reflects many “best practices,” and our executive compensation structure and levels in 2018 clearly demonstrate our commitment to aligning pay and performance.

Advisory Vote. This vote is advisory. We conduct an advisory vote to approve executive officer compensation annually; the next stockholder advisory vote to approve executive compensation will take place at the Company’s 2020 annual meeting of stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement. The Board and the Compensation Committee value the opinions of the Company’s stockholders and will take into account the outcome of the vote, in conjunction with such other factors as the Board and the Compensation Committee consider appropriate, in connection with the Company’s executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

2019 Proxy Statement	20

Compensation Discussion and Analysis

Executive Summary

Introduction

The Compensation Committee (the “Committee”) determined 2018 compensation for the Company’s named executive officers after considering, among other things, the Company’s performance, the competitive market for executive talent, and the current environment in the healthcare industry, including in diagnostic information services. We believe that our executive compensation structure, compensation opportunity levels, and pay outcomes in 2018 reflect our firm commitment to align pay with performance, the Company’s financial results and the interests of stockholders, and also focus management’s attention on implementing our business strategy. Our named executive officers are listed below.

Officer	Title
Stephen H. Rusckowski	Chairman, President and Chief Executive Officer
Mark J. Guinan	Executive Vice President and Chief Financial Officer
James E. Davis	Executive Vice President, General Diagnostics
Carrie Eglinton Manner	Senior Vice President, Advanced Diagnostics
Catherine T. Doherty	Senior Vice President, Group Executive Clinical Franchises

2018 Company Performance

In 2018, we continued to make progress executing our business strategy and advancing our initiatives. However, we faced challenges in 2018 as a result of increased reimbursement headwinds, including from the Protecting Access to Medicare Act.

2018 Financial Highlights
	Results	Change
Reported:
Net revenues	$7,531MM	1.7%
Operating income as a percentage of net revenues	14.6%	(110) bps
Diluted earnings per share	$5.29	(3.8)%
Cash provided by operations	$1,200MM	2.2%

Adjusted:
Operating income as a percentage of net revenues	16.3%	(100) bps
Diluted earnings per share excluding amortization	$6.31	16.7%

Annex A includes reconciliations of adjusted measures to measures reported under accounting principles generally accepted in the United States.

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The following table highlights 2018 progress on our two-point strategy.

2-Point Strategy		Summary Highlights of 2018 Progress

Accelerate Growth	•	We grew revenues by 1.7%.
	•	We established a long-term strategic partnership with UnitedHealthcare, including collaboration on a variety of value-based programs; became a preferred provider to Horizon Blue Cross Blue Shield of New Jersey (with the exception of its managed Medicaid and Dual Eligible Special Needs plan beneficiaries); and became a participating provider to Blue Cross Blue Shield of Georgia. These partnerships expand our in-network reach to 43 million additional lives.
	•	We forged several new strategic relationships, continued to expand our pipeline of hospitals and independent delivery networks interested in working with us, and implemented a new professional laboratory services relationship with Regional Medical Center Health System, a regional health care provider for a five-county service area in northeast Alabama.
	•	As discussed below under “Deliver disciplined capital deployment,” we consummated seven acquisitions, which grew revenues and expanded our capabilities.
	•	We made progress executing our strategy to be the provider of choice for consumers, including significantly advancing our consumer-centric initiatives. We increased the number of Wal-Mart Store and Safeway locations where we offer services to over 200, upgraded the MyQuest app, forged a partnership with Apple Health, and launched QuestDirectTM, a service that allows consumers to order their own tests.

Drive Operational Excellence	•	Key operational metrics were strong: medical quality improved, turnaround times for testing were 90% or higher to targets, patient wait times were reduced and electronic ordering increased.
	•	We continued to make progress on our lab system standardization plan and began implementation of our lab rationalization plan for the Northeast with the construction of our new 250,000 square foot flagship laboratory in Clifton, New Jersey.
	•	We made progress on operational initiatives, including implementing electronic patient check-in in 100% of our patient service centers and significantly increasing the number of health plans using real-time estimation of consumer bills, providing better transparency to patients.
	•	We achieved our goal to save approximately 3% of our costs annually through our Invigorate cost excellence program.

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The following table provides 2018 highlights on our three operating principles: strengthening the organization, focusing on diagnostic information services, and delivering disciplined capital deployment.

3 Operating Principles		2018 Highlights

Strengthen organizational capabilities	•	We continued to use the Quest Management System, which provides a foundation for day-to-day management to support our efforts to build a high-performance culture.
	•	Our entire organization continued participation in our Everyday Excellence program, which includes guiding principles to support a superior customer experience, to inspire our employees to be their best every day, with every person and with every customer interaction.
	•	We integrated these principles into our performance assessments and frontline employee behavioral standards.
	•	We continued to offer our Leading Quest Academy, which is designed to strengthen our more senior employee leaders through a highly experiential leadership development program focused on creating a high-performance culture and sharpening the capabilities needed to lead our organization, as well as leadership training programs for other employees.

Focus on diagnostic information services	•	In 2018, we maintained a sharp focus on providing diagnostic information services.

Deliver disciplined capital deployment	•	We returned a majority of our free cash flow to stockholders, through dividends and repurchases of our common stock.
	•	In November 2018, we announced the eighth increase in our quarterly common stock dividend since 2011, increasing the dividend by 6%, from $0.50 per common share to $0.53 per common share.
	•	We consummated seven acquisitions, which contributed to revenue growth from acquisitions exceeding 3%.
	•	Acquisition highlights include Mobile Medical Examination Services, LLC (a leading national provider of home-based health risk assessments and related services) and the U.S. laboratory services business of Oxford Immunotec, Inc. (adding the TSPOT.TB tuberculosis and Accutix® tick-borne disease testing services to our portfolio of innovative infectious disease testing services).

Incentive Compensation Outcomes and Alignment with Performance

The 2018 annual incentive payout for our named executive officers, including Mr. Rusckowski, on our annual cash incentives under the Senior Management Incentive Plan (“SMIP”) was 48% of target. Payout on performance share awards for the three-year performance period ended December 31, 2018 was 85% of target. The following table summarizes annual incentive and performance share payouts for the two most recent performance periods for our named executive officers.

Incentive Program	Annual Incentive Payout (% of target)	Performance Share Payout for 3-year performance period (% of target)
Performance period ended December 31, 2018	48	85
Performance period ended December 31, 2017	97	111

Our total stockholder return for recent periods, relative to relevant publicly traded comparator groups, is set forth below.

	1-Year TSR (%) (2018)	3-Year TSR (%) (2016-18)	5-Year TSR (%) (2014-18)
Quest Diagnostics Incorporated	(13.8)	24.0	72.1
Compensation Peer Group Median	2.2	27.4	69.0
S&P 500 Index	(4.4)	30.4	50.3

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The total stockholder return shown combines stock price appreciation and dividends paid during the relevant performance period, thereby allowing for the effect of divergent dividend policies.

Taken in the aggregate, the results of our annual and long-term incentive programs demonstrate that the Committee sets challenging performance goals and that our named executive officers receive compensation based on the achievement of those goals. Please also see the charts, on pages 30 and 34, respectively, discussing historical payouts for our annual incentive compensation and performance share awards.

Recent Feedback

At the Company’s 2018 annual meeting of stockholders, approximately 90% of votes cast on the say-on-pay proposal voted in favor of the compensation of our named executive officers. We continued to monitor market practices and trends and to engage in discussions with our investors, including stockholders holding nearly 70% of the Company’s outstanding common stock, with respect to executive pay. In these discussions, investors generally shared positive feedback regarding the Company’s structuring of and overall approach to executive pay. The Committee also received advice from its independent compensation consultant and considered management recommendations based on the Company’s strategic direction. Insights gained from these efforts, including the feedback from our investors, were taken into account by the Committee in taking action regarding the Company’s compensation programs.

Strong Foundation

Our program is designed to align executive compensation with the Company’s performance. The Committee has built a strong foundation for our executive compensation program, and has taken numerous steps over time to structure the program to align pay with performance.

•     The chart below shows the mix, unchanged since 2012, of our long-term incentive equity awards for executive officers, consisting of performance shares, stock options, and restricted share units (“RSUs”).

•     The Committee annually awards a significant number of equity awards to eligible employees under the Employee Plan. Beginning in 2014, the Committee expanded the pool of recipients of equity awards and, in February 2018, for the fifth consecutive year, the Committee again awarded a significant number of equity awards to about 200 high-performing employees who are not ordinarily eligible for equity awards under the Employee Plan. These equity awards are designed to foster an alignment of stockholder interests with a broader group of employees, to incentivize these employees to continue to perform at a high level and to promote a culture of employee ownership. Components of these awards may include performance shares, stock options and RSUs. Additionally, a significant number of employees at all levels of the Company own our common stock through our Employee Stock Purchase Plan, under which employees may purchase our common stock at a discount, and our Quest Diagnostics Profit Sharing Plan (the “401(k) Plan”).

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Best Practices

Our program reflects many best practices.

What We Do
✔	Link executive pay with performance
✔	Maintain a clawback policy that covers both equity and cash incentive awards to current and former executive officers and key employees
✔	Maintain share ownership and retention guidelines for executives and members of senior management
✔	Use three-year vesting for equity awards
✔	Measure performance for performance share awards over a single three-year performance period
✔	Provide for “double trigger” change-in-control vesting in all new equity awards: awards vest following a change in control only if the employee experiences a qualifying termination of employment
✔	Require a minimum vesting period of at least one year following grant (except for up to 5% of awards)
✔	Utilize an independent compensation consultant
✔	Maintain an investor outreach program to incorporate feedback in our compensation programs
✔	Provide stockholders an annual “say on pay” vote
✔	Evaluate management succession and leadership development efforts on an ongoing basis
What We Don’t Do
✗	No excise tax gross-ups upon a change in control
✗	No supplemental pension benefits for executives
✗	No single-trigger vesting in connection with a change in control for equity awards
✗	No hedging or pledging or speculative transactions in our securities by directors and executive officers
✗	No repricing of equity awards without stockholder approval
✗	No excessive perquisites
✗	No payment of dividends or dividend equivalents on performance shares
✗	No encouraging imprudent risk taking
✗	No employment agreements for executive officers except our CEO

Executive Compensation Philosophy

Core Principles of Our Executive Compensation Philosophy
•	Effectively align executive interests with the interests of stockholders, including total stockholder return, with performance measured by key financial metrics;
•	Utilize performance-based metrics, with the majority of compensation at risk;
•	Motivate executives to achieve results that appropriately balance short-term operating goals and long-term stockholder value creation;
•	Support our long-term business strategy and financial objectives;
•	Set performance targets that are challenging, yet achievable in the context of both our strategic plan and market and healthcare industry conditions;
•	Attract, motivate and reward talented executives; and
•	Target total compensation levels in the context of peer group and market data, as well as consideration of individual executives’ performance, tenure, breadth of responsibilities and succession planning.

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The principal components of compensation for our named executive officers are discussed in the following table.

Component	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive level of pay that reflects the executive’s experience, role and responsibilities
Annual Cash Incentive (SMIP)	Cash (Variable)	Rewards achievement of overall corporate financial and, to a lesser extent, non-financial results for the most recently completed fiscal year
Long-Term Incentives	Equity Awards (Variable)	Provide meaningful alignment with long-term financial and strategic growth goals that drive stockholder value creation and support the Company’s retention strategy

As shown in the chart below, the bulk of our senior executives’ compensation is performance based and variable in nature (90% for our CEO and an average of 80% for our other NEOs in 2018). The chart reflects 2018 target direct compensation and excludes the value of other benefits and perquisites.

We believe that a balanced compensation program which encourages a long-term focus supports sustained long-term corporate performance. Our long-term awards provide alignment with stockholder interests and help attract and retain critical employee talent. More information regarding the mix of long-term incentives used in our programs is discussed below.

We make very limited use of employment agreements with executive officers. Of our named executive officers, only Mr. Rusckowski, our Chairman, President and Chief Executive Officer, has an employment agreement (the employment agreement is discussed under the heading “Employment Agreement” on page 42). Our other named executive officers are “at will” employees.

Executive Share Ownership and Retention Guidelines

Since 2005 we have maintained senior management retention and ownership guidelines. Our current guidelines are set forth in the following table.

Employee	Minimum Shareholding Requirement (X times base salary)
CEO	6X
Other Executive Officers	4X
Other Senior Management	3X or 2X, depending upon position

2019 Proxy Statement	26

We determine the number of shares corresponding to these thresholds on April 1 of each year using the average annual price of our common stock during the preceding calendar year and the employee’s base salary as of the first business day in April. For purposes of determining whether an employee has met the minimum shareholding requirements, we count shares subject to unvested RSUs, but not shares subject to stock options or unvested performance share awards.

Under the guidelines, an employee’s ability to sell shares associated with equity awards is limited until the officer satisfies a minimum ownership position. Our executive officers are required to retain 75% of net shares received from vesting of RSUs and performance shares and from the exercise of stock options, until they achieve their minimum shareholding requirement. As of April 1, 2019, each of our named executive officers holds stock in excess of his or her minimum ownership requirement.

The Committee periodically reviews these guidelines and may adjust them. Under our policy, if a named executive officer satisfies the minimum share ownership requirements in our guidelines, the Committee monitors future equity awards to that person to assure that the interests of the named executive officer and stockholders continue to be significantly aligned and, if warranted, adjusts the minimum share ownership requirements or adds retention requirements.

Policies Regarding Hedging our Common Stock

Our directors and executive officers are prohibited from hedging the economic risk of owning our Common Stock. For information regarding our policies relating to directors, executive officers and other employees hedging the Company’s common stock, see “Policies Regarding Hedging and Pledging our Common Stock” beginning on page 16.

Setting Executive Compensation

The Committee establishes the Company’s general compensation philosophy, oversees our executive compensation program and regularly monitors our executive compensation to ensure adherence to our compensation philosophy. The Committee is supported in its work by our Senior Vice President, Chief Human Resources Officer and her staff and the Committee’s independent compensation consultant.

Within the framework of the executive compensation programs approved by the Committee, the Chief Executive Officer recommends to the Committee individual compensation for the executive officers, other than himself. These recommendations are based on market data and Company and individual performance. The Chief Executive Officer also recommends incentive compensation measures to align compensation with our corporate objectives. At the Committee’s request, he is present during the portions of Committee meetings in which compensation decisions regarding the named executive officers other than the Chief Executive Officer are reviewed and decided, but the Committee retains the final authority for all such decisions. The Chief Executive Officer does not make any recommendations to the Committee regarding his own compensation and does not participate in portions of Committee meetings when his compensation is reviewed and decided.

The Committee retained Pay Governance LLC as its independent compensation consultant in 2010 to assist it in carrying out its responsibilities. In February 2019, the Committee replaced Pay Governance with Pearl Meyer & Partners, LLC. The following table provides information regarding the Committee’s independent compensation consultant.

27	2019 Proxy Statement

Independent Compensation Consultant
•	Reports directly to, and is directly accountable to, the Committee, which has sole authority to retain and terminate it, at Company expense
•	February 2019: the Committee assessed Pearl Meyer in accordance with SEC and NYSE rules and determined that it is independent and there are no conflicts of interest

What They Do
✔	Provide analyses and information regarding the three-year realizable pay of the Company’s executive officers and the three-year stockholder returns of the peer group	✔	Provide analyses and information regarding market practices and trends in executive and director compensation for companies in our peer group
✔	Advise on the design of our executive compensation programs to ensure the linkage between pay and performance	✔	Periodically participate in private sessions of the Committee (without Company employees present)
✔	Provide related advice and services (e.g., advice regarding compensation peer group)	✔	Periodically meet with the Committee’s Chairman to discuss compensation matters

What They Don’t Do
✗	Provide services to the Company (other than their services to the Committee)	✗	Have ties to management that could jeopardize their fully independent status

Competitive Pay Information

For each named executive officer, the Committee annually reviews performance and approves all elements of compensation, including base salary, annual incentive awards and long-term incentive awards, except for our broad-based employee benefit programs. After the Committee approves the compensation of our named executive officers, the Committee reports the compensation to the full Board.

To assist the Committee with its review, our Human Resources department, in consultation with the Committee’s independent compensation consultant, annually prepares analyses of each named executive officer’s compensation, including tally sheets. The review includes current and prior year compensation information regarding base salary, target and paid annual incentive compensation, deferred compensation activity and balances, aggregate equity grant values, perquisites, and all other compensation, as well as estimates of the amounts payable to each named executive officer upon termination of employment under various circumstances, including in connection with a change in control.

The compensation targets for, and compensation earned by, each named executive officer are analyzed relative to market data for comparable positions in a peer group that consists of the following 14 companies, which generally are in the healthcare services, equipment and distribution industries.

• Agilent Technologies, Inc.	• Laboratory Corporation of America Holdings
• Baxter International Inc.	• Owens & Minor, Inc.
• Becton, Dickinson and Company	• PerkinElmer, Inc.
• Boston Scientific Corporation	• Stryker Corporation
• DaVita Inc.	• Tenet Healthcare Corporation
• Henry Schein, Inc.	• Varian Medical Systems, Inc.
• Hologic, Inc.	• Zimmer Biomet Holdings, Inc.

In 2018, C.R. Bard, Inc. and St. Jude Medical, Inc. were removed from the peer group as a result of their acquisitions by Becton, Dickinson and Company and Abbott Laboratories, respectively.

For the named executive officers, the Committee establishes target compensation consistent, to the extent possible, with comparable positions in the peer group. Our practice is to target total direct compensation (including base salary, annual cash incentive targets and long-term incentive awards) at market competitive levels, depending upon the named executive officer’s responsibilities, expertise and experience, along with individual and Company performance.

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Specific consideration is given to the weighting of fixed and at-risk components of pay relative to the peer group. No single element of compensation is set without considering the total direct compensation of the named executive officers relative to the marketplace, as well as the impact of any change on the other components of our pay model. When setting each participant’s annual compensation package, the grant date values of prior equity awards are considered, but realized or unrealized gains from prior equity awards are not taken into account.

Based on the 2018 review, the target total direct compensation for Mr. Rusckowski, the Chief Executive Officer, was at approximately the 50th percentile of the peer group, while the target total direct compensation for the other named executive officers ranged from approximately the 40th percentile to approximately the 60th percentile.

Pay Components

Base Salary

We pay base salary to our executives to provide them a steady source of income for their services to the Company. The Committee annually reviews and approves base salaries for the named executive officers. Consistent with our executive compensation philosophy, base salaries are set at levels competitive with the peer group. The Committee determined 2018 base salary adjustments based on an assessment of each named executive officer’s position, performance, scope of responsibility, current salary level and market comparables. 2018 base salary adjustments and base salary rates for each named executive officer are set forth in the following table.

	Increase in Base Salary (%)	2018 Base Salary Rate ($)

Stephen H. Rusckowski	—	1,100,000
Mark J. Guinan	5.1	620,000
James E. Davis	—	590,000
Carrie E. Eglinton Manner	—	575,000
Catherine T. Doherty	—	575,000

The total base salary paid to each named executive officer in 2018 is reported in the “2018 Summary Compensation Table” beginning on page 39.

Annual Cash Incentive Compensation

Introduction

Our annual cash incentives reward the achievement of annual performance, including operating and strategic goals (both financial and non-financial). The Committee generally sets performance goals with targets based on the Company’s operating plan and aligned with our two-point business strategy; non-financial goals are objective in nature. We generally pay annual incentives to our executive officers in accordance with the SMIP.

The Committee’s approach to annual incentive compensation generally has been to:

•	Tie annual incentive compensation to key operating goals;

•	Establish targets that are challenging, yet attainable; and

•	Provide for a maximum payout of 200% of target upon achievement of extraordinary performance.

In recent years, the primary focus of the annual incentive plan has been on revenue and profitability. Because the Committee believes that non-financial business objectives also are important, it has incorporated non-financial metrics in the annual plan in recent years.

The following table sets forth, for each of the past five years, the aggregate annual cash incentive payments as compared to target for the named executive officers then in office. The Committee believes that these results demonstrate the rigor of the targets adopted, that targets have been set at reasonable levels and that annual incentive compensation

29	2019 Proxy Statement

has been sensitive to Company performance. Since 2005, even in years that the Company had strong financial performance, annual incentive compensation payouts never reached 150% of target.

Year	Incentive Payment as Compared to Target (%)
2014	95
2015	89
2016	94
2017	97
2018	48

Annual Incentive Compensation for 2018

For 2018, we paid annual incentive compensation under the SMIP to all the named executive officers. The Committee determined the incentive target for annual incentive compensation for each named executive officer at the beginning of 2018, after considering the factors discussed above. For 2018, the incentive target for Mr. Rusckowski was increased to 150% from 135% in 2017, and the incentive target for Mr. Davis was increased to 80% from 75% in 2017. The 2018 incentive targets for each of the other named executive officers were not changed from 2017 levels.

For each named executive officer, the threshold, target and maximum performance criteria were established with payout opportunities set at one-quarter (25%), one-time (100%), and two-times (200%) target incentive, respectively. Rewards for performance levels between these levels were interpolated. All annual cash incentive payments to our named executive officers are subject to the achievement of specific performance goals and, if achieved, are scheduled to be paid on or before March 15th of the year following the completion of the performance year.

The Committee may adjust performance measures based on objective criteria to focus on the operating performance of the Company, to avoid unintended compensation results and to ensure that participants are not inadvertently given incentives to avoid taking actions that are in the long-term interest of the Company and its stockholders.

For 2018, annual cash incentive payouts for the named executive officers were based on performance measured against both financial and non-financial goals. The principal financial goals related to achieving budget targets, including adjusted diluted earnings per share (“EPS”) excluding amortization expense, revenues for existing portfolio and acquired revenue, and adjusted net income. The financial goals were weighted heavily, as compared to non-financial goals, in order to provide the proper incentive for management to generate profitable growth. The non-financial goals related to key elements of the Company’s strategy. For example, medical quality and customer experience goals were included to drive operational excellence, to improve the customer experience and to position the Company for the future. The medical quality goals included measures such as missed specimen pickups and revised reports; the customer experience goals included service quality measures such as patient waiting time, first call resolution and turn-around times. In addition, we believe that employee engagement and voluntary turnover levels are linked to our strategy to accelerate growth and drive operational excellence, and our effort to deliver a superior customer experience. Employee engagement was assessed based on indices built from employee survey questionnaires.

The Committee set the weights for each goal based on its relative importance. Each of the named executive officers had the same goals and weightings. The following chart shows the goals, the relative weight allocated to each goal, results and resulting payout factors for 2018.

Weight (%)	Measure/Objective	Threshold	Target	Results	Weighted Payout Factor %
20	Adjusted diluted EPS, excluding amortization expense	$6.32	$6.65	$6.31	0.0
20	Revenue attainment: existing portfolio	$56MM	$155MM	$(108)MM	0.0
20	Revenue attainment: Acquired revenue	$111MM	$148MM	$237MM	32.0
20	Adjusted net income	$818MM	$861MM	$798MM	0.0
10	Medical quality and customer experience	multiple	multiple	multiple	10.4
5	Employee engagement	71.6	75.4	73.6	3.2
5	Voluntary turnover	14%	12.4%	13.6%	2.2
	Total				47.8

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From time to time, the Committee makes adjustments to the Company’s results based on objective criteria for purposes of calculating performance under the SMIP. Set forth in the following table are items, identified by the Committee, for which it may make adjustments. As a matter of policy, the Committee seeks to apply these principles consistently from year to year.

Quest Diagnostics Policy: Items for Which the Committee May Make Adjustments
•	Gains and losses from the sale of a business	•	Material legal settlements

•	Charges related to the impairment of goodwill or intangible assets	•	Cumulative or one-time effect from accounting changes

•	Charges related to reorganization and restructuring programs	•	Effects of changes in tax laws or the rate on deferred tax assets and liabilities

•	Charges related to the acquisition or integration of a company or business	•	Items included in or excluded from ordinary income (including significant unusual or infrequently occurring items) or described in Management’s Discussion and Analysis of Financial Performance included in the Company’s Annual Report on Form 10-K

The Committee may make adjustments based on these items because:

• These items may be outside the control of participants and could create “windfall” benefits or undue penalties (for example, changes in tax laws or accounting standards); and

• Impact from these items could distract management from focusing on operating performance by penalizing participants for taking actions in the long-term interest of the Company and its stockholders (for example, a restructuring of operations) that might in the short term negatively impact a performance measure.

In accordance with this policy, the Committee made the adjustments set forth in the table below to the Company’s results for fiscal year 2018 for purposes of calculating performance under the SMIP.

Items Adjusted for in 2018 Annual Incentive Calculations

	Diluted EPS ($)	Net Income ($)

Diluted EPS, as reported	5.29
Add back: amortization expense	0.57
Diluted EPS, excluding amortization expense	5.86
Net income, as reported		736MM
Charges related to reorganization and restructuring programs	0.66	91MM
Business Disposals/Impairments	0.02	4MM
Legal, tax and miscellaneous matters	(0.03)	(5MM)
Excess tax benefit related to stock-based compensation	(0.13)	(18MM)
Other	(0.07)	(10MM)
Total adjustments	1.02	62MM
Adjusted financials for incentive purposes	6.31	798MM

The adjustments made by the Committee are the same as those disclosed when reporting our 2018 financial performance. In 2018, there was no payout under either the diluted EPS metric or the net income metric; this would have remained true had no adjustments been made.

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For 2018, the target incentives and payouts for the named executive officers are summarized in the following table.

	2018 Target Incentive as a % of Salary	2018 Actual Payment as a % of Target	2018 Actual Payment as a % of Salary	2018 Actual Payment ($)

Mr. Rusckowski	150	48	72	788,700
Mr. Guinan	90	48	43	263,746
Mr. Davis	80	48	38	225,616
Ms. Eglinton Manner	75	48	36	206,137
Ms. Doherty	75	48	36	206,137

The payouts above would have been unchanged had the Committee not made the adjustments discussed.

2018 Conclusion

Overall, the Committee believes that the annual incentive payments made to our named executive officers for 2018 were consistent with the objectives of our executive compensation program.

Long-Term Incentive Awards

Introduction

We design our long-term incentive awards to:

•	Align management’s compensation opportunities with the interests of our stockholders;

•	Provide long-term compensation opportunities consistent with market practice; and

•	Incent and reward long-term value creation.

To achieve these objectives, we currently award long-term incentives to our named executive officers annually in the form of equity awards as follows:

Component	Weight (% of Award Value)	Time Horizon for Value Creation	Vesting	Purpose
Performance Shares	40	3 years	Performance-based 3-year cliff vesting	• Align executives with stockholders • Provide strong links with strategy and operating metrics • Performance-based vesting
RSUs	20	3 years	25% after 1 year, 25% after 2 years, and remaining 50% after 3 years	• Align executives with stockholders • Provide retention incentives • Provide incentives to preserve value • Balance long-term incentive package
Stock Options	40	10 years	In 1/3rd increments annually over 3 years	• Align executives with stockholders • Highlight stock price appreciation as a key indicator of success

The time horizons shown operate in conjunction with, and in addition to, our stock ownership and retention requirements.

2019 Proxy Statement	32

In determining the value of the long-term incentive component of each named executive officer’s compensation, the Committee considers, among other factors:

•	The value of similar incentive awards to executive officers in the peer group;

•	The executive’s scope of responsibility and experience, as well as market opportunities that may be available to the executive; and

•	The performance of the Company and the executive, and the executive’s contribution to meeting the Company’s objectives.

The Committee is responsible in its use of equity as long-term incentive compensation and regularly monitors the use of equity compensation for executives and the Company as a whole from a competitive standpoint. The Committee believes that our equity awards, which emphasize performance shares and options for our most senior employees, including all of our executive officers, reflect a focus on pay for performance and competitive considerations and support our business strategy. The program also fosters the ownership culture that the Committee seeks to encourage among our employees, including our senior management.

Timing of Equity Awards; Awards Committee

It has been the Committee’s practice to make annual equity grants at a meeting held shortly after we announce our prior year’s earnings. It also has been the Committee’s practice to make equity grants to new hires and promoted employees, and other grants in special cases, from time to time as appropriate.

The Awards Committee, created by the Board, consists of one director and has authority to grant certain equity awards under the Employee Plan and to make corrections to awards approved by the Compensation Committee, to the extent the Awards Committee determines that corrections are necessary or appropriate to carry out the Compensation Committee’s intentions. At this time, the Awards Committee consists of Mr. Rusckowski.

The Awards Committee is authorized to grant the full range of awards that can be issued under the Employee Plan. There are, however, significant limits on awards that the Awards Committee may grant. These include: (i) a prohibition on awards to executive officers; (ii) a prohibition on awards to any individual whose base salary exceeds a threshold amount; (iii) an annual limit on awards granted to any individual; and (iv) an annual limit on aggregate awards granted. In addition, awards granted by the Awards Committee are required to vest over three years, in accordance with a schedule approved by the Board that is consistent with the vesting schedule that applies to equity awards approved by the Compensation Committee. It is expected that the Awards Committee will approve awards from time to time as it determines appropriate, and that the awards will be issued for, among other purposes, new hires, promoted employees, employee retention and special recognition awards, including for high-performing employees who generally are not eligible for annual equity awards. The Awards Committee regularly reports to the Compensation Committee awards granted by, and corrections made by, the Awards Committee. In 2018, 57,311 options, 2,454 performance shares, and 9,838 RSUs were granted by the Awards Committee.

Approach to Performance Share Awards

For each year since 2005, the Committee has included an annual grant of performance shares in the long-term incentive awards to our employees, including our executive officers. Performance shares encourage a long-term view and reinforce the link between financial results and rewards. Our performance shares are generally based on a single three-year performance period and reward financial and operational performance during that period. The value that they provide depends on the level of achievement of predefined performance goals over the multi-year performance period. If minimum performance levels are not achieved, the performance shares are forfeited and provide no value. New performance share awards are made each year, and accordingly participating named executive officers will participate in up to three overlapping performance periods during each year.

For each performance share award, the Committee establishes baselines, target performance levels and the measurement period. When the Committee is determining the payout under the performance measure, it may adjust items in the Company’s operating results and baselines based on objective criteria (generally under the same categories identified above in the discussion of annual incentive compensation, and for the same reasons). No performance shares will be earned if a specified minimum performance level is not achieved. For performance above the threshold level, payment will vary with actual performance achieved, up to a maximum payment of 2 times the target level. Determination of the shares payable pursuant to each award is made after the end of the performance period.

33	2019 Proxy Statement

The Committee’s approach to performance share awards has been to establish targets that are challenging, yet attainable, and to provide that a maximum payout of 200% of target requires extraordinary performance. The following table sets forth the aggregate performance share award payouts over the past five years, as compared to target, for the named executive officers then in office. Since 2005, although in some cases targets have been exceeded, performance share award payouts have never reached 160% of target.

Performance Period	Year Paid	Performance Share Payout as Compared to Target (%)
2012 – 14	2015	2
2013 – 15	2016	19
2014 – 16	2017	93
2015 – 17	2018	111
2016 – 18	2019	85

The Committee believes that these results demonstrate the rigor of the targets adopted, that targets have been set at reasonable levels and that performance share award payouts have been sensitive to Company performance.

Determination of February 2015 Performance Share Awards

In February 2018, the Committee determined payment for performance share awards made in February 2015. In order to enhance the strategic linkage with a key initiative, for the 2015 performance share awards the Committee adopted run-rate savings on the Company’s Invigorate cost excellence program as a performance share metric. At the time of grant, the Committee established baselines, performance measures, target performance levels and the measurement period. The performance measures were the compound annual growth rate (“CAGR”) of the Company’s revenue (40% weight), average return on invested capital (“ROIC”) (35% weight) and run-rate savings on the Company’s Invigorate cost excellence program (25% weight) during the performance period (calculated in accordance with the plan, subject to adjustment as discussed above). The measurement period was January 1, 2015 to December 31, 2017.

The following table shows the targeted performance levels (awards for performance between these percentiles are interpolated on a straight-line basis).

Performance Shares Earned (as multiple of target number of shares)	Adjusted Revenue CAGR (%)	Average Adjusted ROIC (%)	Invigorate ($B)
0.5	0.00	8.90	0.30
1.0	2.50	9.80	0.45
2.0	5.00	10.70	0.60

The following table shows the actual performance levels for each of the performance measures during the measurement period, as determined by the Committee. The Company significantly exceeded targeted run-rate savings on the Invigorate program during the performance period, a substantial achievement. As a result of these performance levels, the number of performance shares earned during the performance period was 111% of target.

	Results	Weighted Payout Factor
Adjusted Revenue CAGR	2.30%	38.4%
Average Adjusted ROIC (%)	9.18%	22.9%
Run-rate Savings on Invigorate Program	$0.60B	50%

The following table shows the 2015 performance shares actually earned by each of the named executive officers.

2015 Performance Shares Earned
Mr. Rusckowski	43,789
Mr. Guinan	13,137
Mr. Davis	11,886
Ms. Eglinton Manner	N/A
Ms. Doherty	10,949

2019 Proxy Statement	34

The table below reconciles revenues used for calculating the Company’s adjusted revenue CAGR for purposes of the performance share awards with reported revenues for both 2014, which was the baseline year, and 2017. Revenues for incentive purposes were calculated, in accordance with Quest Diagnostics policy, to reflect changes associated with the disposition or wind-down of businesses during the performance period so as to reflect the underlying operating performance.

	2014 Baseline Revenues ($) MM	2017 Revenues ($) MM
Revenues, as reported	7,435	7,709
Clinical Trials revenues[1]	(163)	(0)
Celera Products revenues[1]	(26)	(0)
Focus Products revenues[1]	(46)	(0)
Total adjustments	(235)	(0)
Revenues for incentive purposes	7,200	7,709

(1)	Business disposed of or wound down during the performance period.

ROIC is defined for purposes of performance share awards as (i) net operating profit after tax (“NOPAT”) divided by (ii) the sum of average total debt and stockholders’ equity (Invested Capital). The table below shows the Company’s adjusted ROIC results for each of the three years during the performance period.

	2015	2016	2017	3 Year Average

ROIC %	8.94	9.10	9.51	9.18

In accordance with the Company’s policy, in determining the Company’s ROIC for purposes of performance share awards, NOPAT (i.e., net income attributable to the Company excluding interest expense) for each year in the performance period was adjusted to reflect the same adjustments used to calculate net income for purposes of the annual incentive plan for the relevant year. Additionally, adjustments were made to remove the effects of significant transactions not contemplated or completed at the time performance measures were set, as follows: Invested Capital was adjusted to reflect the impact of the 2015 refinancing of the Company’s Senior Notes due 2015, 2016 and 2017. The Committee made these adjustments based on the same pre-determined objective criteria, and for the same reasons, as described above in connection with the SMIP. No adjustments were made in the calculation of the Company’s run-rate savings on the Invigorate program.

The adjustments made by the Committee had the effect of increasing the revenue CAGR and decreasing ROIC for the performance period. Had the adjustments described above not been made, the weighted payout percentage for the revenue CAGR and ROIC metrics would have been 29.7% and 29.2%, respectively. As a result, and when combined with the weighted payout percentage on the Company’s run rate savings on Invigorate metric of 50%, the number of performance shares earned during the performance period would have been 108.9% of target.

The following table shows the 2015 performance shares that would have been earned by each executive officer had these adjustments not been made:

2015 Performance Shares Earned Based on Unadjusted Results
Mr. Rusckowski	42,849
Mr. Guinan	12,853
Mr. Davis	11,629
Ms. Eglinton Manner	N/A
Ms. Doherty	10,712

35	2019 Proxy Statement

2018 Equity Awards

In February 2018, the Committee awarded long-term compensation for 2018 to the named executive officers, resulting in the equity awards shown for them in the “2018 Summary Compensation Table” and the “2018 Grants of Plan-Based Awards Table” beginning on pages 39 and 40, respectively.

In considering the size of the award for each of these named executive officers, the Committee considered the factors described above.

For 2018, the Committee granted equity awards to the more senior equity award recipients, including all of our executive officers, consisting of 40% stock options, 40% performance shares, and 20% RSUs. Less senior participants in the program received equity awards consisting solely of stock options and RSUs. The Committee also approved a significant number of special recognition awards, consisting solely of RSUs, to high-performing employees who generally do not receive equity awards as part of their annual compensation.

We continued to use stock options as a component of our equity awards because they align incentives with stockholder interests by rewarding appreciation in stock price. We believe that stock options are an appropriate incentive to motivate our employees.

The performance measures for the 2018 performance share awards are: the revenue CAGR (50% weight) and average ROIC (50% weight), which support key tenets of our 2-point strategy. The target performance shares subject to the 2018 performance share awards will be earned over a single three-year period ending December 31, 2020 and will be paid out in shares of the Company’s common stock after the end of the performance period to the extent that the performance level is achieved. Determination of the shares payable pursuant to the 2018 performance share award will be made after the end of the performance period.

ROIC

The Committee adopted the use of ROIC, along with revenue CAGR, as the performance share metrics in 2012 and has continued to use these metrics. The key building blocks of our ROIC metric are:

(1) adjusted NOPAT, and

(2) adjusted Invested Capital, defined as average total debt and stockholders’ equity.

ROIC is calculated as NOPAT/Invested Capital. In addition to being well supported by our stockholders, use of ROIC:

• Creates an effective balance between the revenue growth component (50% weight) and return (50% weight);

• Holds management accountable for efficient use of capital; and

• Further links executive compensation to value creation.

Since 2012, when we began issuing performance share awards based on average ROIC and on the revenue CAGR over the performance period, it has been the Company’s practice to disclose the performance targets for these awards at the conclusion of the performance period, but not at the inception of the performance period. We believe that disclosure of the performance targets at the inception of a single three-year performance cycle could work to our competitive disadvantage. Our targets are linked to our budget and to forecasts and projections that we, like other companies with which we compete, do not routinely disclose publicly or disclose only in general terms. If we were to disclose our specific targets, our competitors would gain an informational advantage that could enable competitors to anticipate our strategies and take steps to counter them. In this regard, we note that our performance metrics— average ROIC and revenue CAGR— are absolute, not relative to performance of other companies, and different from other measures that may not be as competitively sensitive (e.g., relative total stockholder return). Thus, the Company currently believes that it is in the best interest of its stockholders to continue its practice of disclosing the performance targets for performance share awards at the conclusion of the performance period, but not at the inception of the performance period.

We also continued to use RSUs as a component of our equity awards in 2018 because they provide retention incentives under diverse scenarios. RSUs also foster an ownership culture, help motivate employees to perform across business cycles and are aligned with stockholder value creation.

2019 Proxy Statement	36

2019 Actions

In February 2019, the Committee determined payment for performance share awards made in February 2016. The performance period for those awards ended on December 31, 2018. The performance measures were the Company’s revenue CAGR (50% weight) and the Company’s average ROIC (50% weight) (in each case the results associated with each metric are subject to adjustment based on objective criteria as discussed above and calculated in accordance with the plan). The Committee determined that the earnings multiple applicable to these awards during the performance period was 85% of target. Determination of these awards will be discussed in the Compensation Discussion and Analysis included in our 2020 proxy statement.

Other

Benefits

All employees who satisfy certain service requirements, including the named executive officers, are entitled to participate in the tax-qualified 401(k) Plan. All employees whose base salary exceeds a required threshold level, including the named executive officers, are entitled to participate in the non-qualified Supplemental Deferred Compensation Plan (“SDCP”). In the 401(k) Plan, participants may defer a portion of their eligible cash compensation up to limits established by law. The purposes of the 401(k) Plan and the SDCP are to provide eligible employees an opportunity to save for their retirement and, through Company matching contributions and credits, to provide supplemental retirement income to help us compete in the market for talented employees. For additional information regarding the SDCP, see “2018 Nonqualified Deferred Compensation Table” beginning on page 44.

As part of his or her total compensation package, each named executive officer is eligible to participate in our broad-based employee benefit plans, such as medical, dental, group life insurance and disability plans and the Employee Stock Purchase Plan. Each of these benefits is provided on the same basis as available to other exempt employees. Our benefits are designed to attract and retain talented employees and to provide them with competitive benefits.

Perquisites

Perquisites represent a minor component of executive compensation. We provide perquisites that we believe are reasonable and competitive. In 2018, Ms. Eglinton Manner was entitled to receive tax and financial planning services, within limits. The Company has a security plan approved by the Committee for Mr. Rusckowski. Mr. Rusckowski and his family use Company aircraft for personal travel. Pursuant to an Aircraft Timesharing Agreement approved by the Committee, Mr. Rusckowski will reimburse the Company for its aggregate incremental cost arising out of Mr. Rusckowski’s personal use of Company aircraft after the aggregate incremental cost to the Company of Mr. Rusckowski’s personal use exceeds $100,000 in a year. Pursuant to his employment agreement, the Company also reimbursed Mr. Rusckowski for driver and vehicle costs. These perquisites are disclosed in the “2018 Summary Compensation Table” beginning on page 39.

Severance

The Company’s Executive Officer Severance Plan (“Severance Plan”) covers the named executive officers. No named executive officer will receive any severance benefits solely as a result of a change in control. For additional information, see “2018 Potential Payments upon Termination or Change in Control” beginning on page 45. We believe that the severance benefits provided to our named executive officers are consistent with market practice and are appropriate recruiting and retention tools. The named executive officers have agreed to non-competition and non-solicitation covenants for a period following termination of employment.

Impact of Tax Treatment

Historically, Section 162(m) of the Internal Revenue Code precluded a public company from taking a tax deduction for annual compensation in excess of $1 million paid to its chief executive officer and the three most highly paid executive officers other than the chief financial officer; this limitation did not apply to compensation that satisfied tax code requirements for qualifying performance-based compensation. However, effective January 1, 2018, the Tax Cuts and Jobs Act of 2017 (“TCJA”) mandates that the chief financial officer is no longer excluded from this limitation, and performance-based compensation is no longer exempted. Transition rules under the TCJA allow payments made pursuant to binding arrangements in effect as of November 2, 2017 to be deductible based on the pre-Act rules; the

37	2019 Proxy Statement

Company intends to take advantage of the deductibility of such payments as appropriate, but there is no guarantee that such payments will be deductible.

The Company’s annual cash bonuses and equity awards historically have been designed to satisfy the requirements for deductible compensation. Tax considerations did not significantly impact the compensation programs offered to our executives during 2018.

Risk Assessment

In August 2018, the Committee conducted an annual review of the compensation arrangements for the Company’s employees, including the Company’s executive officers, to assess whether the arrangements, individually or in combination, encourage risk taking that is reasonably likely to have a material adverse effect on the Company. In assessing the risk, the Committee considered plan designs, plan operation, plan controls, oversight and review and competitive norms. In assessing the risk of plans that apply to our executive officers, the Committee also considered the risk guidelines suggested by the Center on Executive Compensation. The Committee concluded that the compensation arrangements for the Company’s employees, including the arrangements for the Company’s executive officers, do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company. Factors supporting this conclusion include the following: (i) by utilizing a variety of performance metrics in our incentive programs, we discourage excessive risk taking by removing the incentive to focus on a single performance goal to the detriment of the Company’s overall performance; (ii) under both the SMIP and our performance shares, payouts are capped at a maximum level, thereby reducing the risk that executives might be motivated to attain excessively high performance in order to maximize payouts; (iii) we maintain a balance between short-term and long-term incentives; (iv) we maintain stock ownership and retention guidelines that are designed to incentivize our management team to focus on the Company’s long-term sustainable growth; and (v) we maintain a clawback policy, discussed in “Clawback Policy” on page 41, designed to prevent misconduct relative to financial reporting.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for 2018.

Compensation Committee

Timothy M. Ring, Chair
Vicky B. Gregg
Jeffrey M. Leiden
Denise M. Morrison

Gail R. Wilensky

2019 Proxy Statement	38

2018 Summary Compensation Table

This table summarizes the compensation for 2018 for each of our named executive officers.

					Non-Equity
					Incentive	All
					Plan	Other
			Stock	Option	Compensation	Compensation
Name and Principal Position	Year	Salary ($)(1)	Awards ($)(2)	Awards ($)(3)	($)(4)	($)(5)	Total ($)
Stephen H. Rusckowski	2018	1,100,000	4,650,086	3,099,916	788,700	314,585	9,953,287
Chairman, President and Chief	2017	1,100,000	4,500,066	2,999,941	1,443,420	304,591	10,348,018
Executive Officer	2016	1,100,000	4,500,000	3,000,006	1,341,340	311,249	10,252,595
Mark J. Guinan	2018	613,077	1,380,070	919,930	263,746	56,461	3,233,284
Executive Vice President	2017	590,000	1,380,023	919,985	516,132	54,258	3,460,398
and Chief Financial Officer	2016	586,538	1,260,032	839,969	495,156	52,919	3,234,614
James E. Davis	2018	590,000	1,320,103	879,899	225,616	51,006	3,066,624
Executive Vice President,	2017	590,000	1,320,151	879,852	430,110	50,132	3,270,245
General Diagnostics	2016	586,538	1,200,107	799,900	412,630	54,787	3,053,962
Carrie Eglinton Manner	2018	575,000	1,050,097	699,914	206,137	354,875	2,886,023
Senior Vice President,	2017	577,211	900,090	599,924	420,787	117,523	2,615,535
Advanced Diagnostics	2016	—	—	—	—	—	—
Catherine T. Doherty	2018	575,000	900,127	599,883	206,137	38,077	2,319,224
Senior Vice President, Group	2017	575,000	900,090	599,924	419,175	37,827	2,532,016
Executive Clinical Franchises	2016	575,000	900,080	599,925	404,512	34,586	2,514,103

(1)	Includes amounts deferred by named executive officers into the 401(k) Plan and the SDCP (see “2018 Nonqualified Deferred Compensation Table” beginning on page 44).

(2)	Represents the aggregate grant date fair value, based on the average of the high and low prices of our common stock on the grant date, of the performance share awards and RSUs granted. Performance share awards are valued at target. The assumptions made when calculating the amounts in this column are found in footnote 17 to the Consolidated Financial Statements of Quest Diagnostics Incorporated and its Subsidiaries, as filed with the SEC in the Company’s Annual Report on Form 10-K for 2018. If the performance share awards were valued at maximum, the amounts shown in the column would be:

	2016 ($)	2017 ($)	2018 ($)
Rusckowski	7,500,000	7,500,078	7,750,143
Guinan	2,100,053	2,300,038	2,300,082
Davis	2,000,156	2,200,220	2,200,137
Eglinton Manner	—	1,500,150	1,750,127
Doherty	1,500,133	1,500,150	1,500,212

(3)	Represents the aggregate grant date fair values of the awards. The assumptions made when calculating the amounts in this column are found in footnote 17 to the Consolidated Financial Statements of Quest Diagnostics Incorporated and its Subsidiaries, as filed with the SEC in the Company’s Annual Report on Form 10-K for 2018.

(4)	Represents payments of non-equity incentive plan compensation under the SMIP in respect of the year earned and includes amounts deferred under the SDCP. See the discussion regarding annual incentive compensation in “Compensation Discussion and Analysis” beginning on page 21 for further information regarding the performance measures.

(5)	All other compensation for 2018 consists of the following:

	Rusckowski ($)		Guinan ($)	Davis ($)	Eglinton Manner ($)		Doherty ($)
Matching contributions under the 401(k) Plan	13,750		13,750	13,750	8,250		13,750
Matching credits under SDCP	113,421		42,711	37,256	36,039		24,327
Tax and financial planning	—		—	—	13,837		—
Personal ground transportation	87,414	(a)	—	—	—		—
Use of company aircraft	100,000	(b)	—	—	—		—
Relocation	—		—	—	296,749	(c)	—
Totals	314,585		56,461	51,006	354,875		38,077

39	2019 Proxy Statement

(a)	Includes the following expenses (determined as a percentage of the total use of the vehicle) attributable to Mr. Rusckowski’s personal use of a company vehicle: (i) the vehicle lease cost; (ii) the invoiced expenses of the vehicle’s driver, including tolls; and (iii) invoiced vehicle, fuel, insurance, repair and maintenance costs.

(b)	The Company has a security plan approved by the Compensation Committee for our Chief Executive Officer; Mr. Rusckowski and his family use Company-provided aircraft for personal travel. The Compensation Committee has adopted a policy regarding such personal use of the corporate aircraft by our Chief Executive Officer. In connection with the policy, Mr. Rusckowski entered into a time sharing agreement with the Company under which he reimburses the Company for its aggregate incremental costs related to his personal use of Company aircraft above $100,000. The amount shown in the chart is the incremental cost to the Company of personal use of the corporate aircraft. Incremental costs are based on the variable costs that the Company incurred: operating cost per flight hour, including fuel, lubricants and maintenance; landing and parking fees; crew expenses; and small supplies and catering. This excludes non-variable costs that would have been incurred regardless of whether there was any personal use of the aircraft. Personal use of our aircraft by other employees requires approval by the Chief Executive Officer.

(c)	Relocation benefits provided pursuant to the Company’s relocation policy for management level employees. The benefits primarily included reimbursement for loss on the sale of Ms. Eglington Manner’s home relating to her relocation in connection with her joining the Company.

2018 Grants of Plan-Based Awards Table

This table provides information about plan-based awards granted in 2018.

								All Other Stock Awards:	All Other Option Awards:	Exercise	Closing	Grant Date Fair
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Shares of Stock	Number of Securities Underlying	or Base Price of Option	Market Price on Grant	Value of Stock and Option
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)	or Units (#)(3)	Options (#)(4)	Awards ($/Sh)(5)	Date ($/Sh)	Awards ($)(6)
Rusckowski	2/19/2018	412,500	1,650,000	3,300,000	7,483	29,932	59,864					3,100,057
	2/19/2018								171,061	103.57	104.53	3,099,916
	2/19/2018							14,966				1,550,029
Guinan	2/19/2018	137,942	551,769	1,103,539	2,221	8,883	17,766					920,012
	2/19/2018								50,764	103.57	104.53	919,930
	2/19/2018							4,442				460,058
Davis	2/19/2018	118,000	472,000	944,000	2,124	8,497	16,994					880,034
	2/19/2018								48,555	103.57	104.53	879,899
	2/19/2018							4,249				440,069
Eglinton Manner	2/19/2018	107,813	431,250	862,500	1,690	6,759	13,518					700,030
	2/19/2018								38,623	103.57	104.53	699,914
	2/19/2018							3,380				350,067
Doherty	2/19/2018	107,813	431,250	862,500	1,449	5,794	11,588					600,085
	2/19/2018								33,103	103.57	104.53	599,883
	2/19/2018							2,897				300,042

(1)	Represents the threshold, target, and maximum awards set for the 2018 SMIP. The actual amount of the non-equity plan award paid is included in the “2018 Summary Compensation Table” beginning on page 39 under the column titled “Non-Equity Incentive Plan Compensation.”

(2)	Represents threshold, target, and maximum awards for performance shares granted in 2018; for threshold, assumes that minimum performance required for payout is achieved for a single performance metric. The performance period for the performance shares granted during 2018 ends December 31, 2020. Dividends are not payable on performance shares. For further discussion of the performance metrics see “Compensation Discussion and Analysis” beginning on page 21.

(3)	Represents the number of RSUs granted in 2018.

2019 Proxy Statement	40

(4)	Represents the number of options granted in 2018.

(5)	The exercise price is the average of the high and low sales price of the Company’s common stock on the grant date.

(6)	Represents the grant date fair market value of each award as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation.”

Additional Information Regarding 2018 Summary Compensation and Grants of Plan-Based Awards Tables

Please see “Compensation Discussion and Analysis,” beginning on page 21, for additional information regarding the material terms of targets noted in the 2018 Summary Compensation Table, regarding the amount of salary and bonus in proportion to total compensation and regarding our share ownership and retention guidelines. No named executive officer participates in a Company-sponsored tax-qualified defined benefit plan or non-qualified supplemental defined benefit plan.

Key Terms of Equity Awards Granted in 2018. Performance shares, options and RSUs were awarded to the named executive officers in February 2018. Each option generally has a term of ten years, subject to earlier expiration upon termination of employment. Options generally vest ratably over a three-year period, performance shares generally vest on February 28 of the year following the end of the three-year performance period and RSUs generally vest 25%, 25% and 50% on the first, second and third anniversary, respectively, of the grant date. Dividend equivalents are payable on the RSUs in the same amounts, if any, as dividends are paid on the Company’s outstanding shares of common stock. We do not pay dividend equivalents on performance shares. After RSUs and performance shares have vested and settled by the delivery of shares of common stock, those shares receive dividends on the same basis as all other outstanding shares of the Company’s common stock.

In general, any awards of options, RSUs or performance shares that have not vested as of the date of an employee’s termination of employment are cancelled. In the event of termination due to death, disability or retirement, however, awards vest in full; provided, that the retirement occurs after the one-year anniversary of the grant date. In the event of involuntary termination without “cause” or as a result of a divestiture, the employee will vest in outstanding options and RSUs that would have vested if pro-rata vesting applied and the employee had remained employed for an additional twelve months and in a pro rata number of performance shares based on the number of months in the performance period that have lapsed from the grant date to the termination date, plus an additional twelve months. Performance shares that vest in connection with termination of employment remain nevertheless subject to the earn-out requirements based on Company performance during the performance period ending December 31, 2020 and are paid only at the end of the three-year performance period and only to the extent that the performance conditions have been satisfied. Retirement means the voluntary cessation of employment by the employee upon the attainment of age sixty (60) and the completion of not less than five (5) completed years of service with the Company; provided, however, that there is no basis for the Company to terminate the employment of the Employee for “cause” at the time of the employee’s voluntary cessation of employment. The definition of “cause” is provided under “2018 Potential Payments Upon Termination or Change in Control” beginning on page 45).

In addition, the awards vest following a “change in control” only if, within two years after the change in control, the named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason” (the definition of “good reason” is provided under “2018 Potential Payments Upon Termination or Change in Control” beginning on page 45), or if the surviving entity in the change in control does not agree to assume the awards or grant substitute awards that present similar economic opportunity. A “change in control” occurs if and when:

(i)	any person becomes the beneficial owner of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	a majority of the Company’s directors are not “continuing directors;” or

(iii)	the Company consummates any of the following transactions that are required to be approved by stockholders: (a) a transaction in which the Company ceases to be an independent publicly-owned corporation, (b) the sale or other disposition of all or substantially all of the Company’s assets or (c) a plan of partial or complete liquidation of the Company.

Clawback Policy. We maintain an Incentive Compensation Recoupment Policy (commonly known as a “clawback” policy). The recoupment policy covers all of our current and former executive officers, our principal accounting officer and any other employee who receives an equity award under our Employee Plan. Under the policy, incentive compensation (including without limitation cash and equity awards (whether vested or unvested)) is subject to recoupment and recovery

41	2019 Proxy Statement

by the Company, including after an award has been settled or paid, if a performance measure considered by the Compensation Committee in making the award is adjusted or restated in a manner that would have had the effect of reducing the size of the award when made. In addition, if a covered employee engaged in gross negligence or intentional misconduct that contributed to the award or payment of incentive compensation that is greater than would have been paid or awarded absent the misconduct, we may seek to recover the entire award or payment, or take other remedial and recovery action, as determined by the Compensation Committee. Thus, for example, if supervisory personnel were to engage in gross negligence or intentional misconduct, the policy would apply.

Employment Agreement. Mr. Rusckowski entered into an employment letter agreement with the Company on April 9, 2012 in connection with his appointment as President and CEO. As amended, at this time, the employment agreement provides that its term is automatically extended for successive additional one-year periods unless at least six months prior to the end of any applicable one-year extended term, either party shall have notified the other in writing that the agreement will expire on the last day thereof. The employment agreement provides for:

•	an annual base salary, subject to annual review by the Board (or a committee thereof);

•	participation in the SMIP, with a target amount of 130% of his annual base salary;

•	eligibility for annual long-term incentive awards;

•	participation in the employee benefit programs generally available to senior executives of the Company, including health insurance, life and disability insurance, the Employee Stock Purchase Plan, a 401(k) plan and a flexible spending plan;

•	application of the Company’s share ownership and retention guidelines to Mr. Rusckowski;

•	reimbursement for the cost of a personal driver for business purposes (including transportation between Mr. Rusckowski’s personal residence and the Company’s offices); and

•	Mr. Rusckowski’s participation in the Severance Plan as a Schedule A participant. In addition, pursuant to his employment agreement Mr. Rusckowski is entitled to treat as a “qualifying termination” under the Severance Plan a termination by him for “good reason” prior to a “change in control,” and his severance in this case will include a pro rata bonus, based on actual performance, for his termination year. See “2018 Potential Payments Upon Termination or Change in Control” beginning on page 45.

Mr. Rusckowski’s employment agreement also provides that his performance-based and incentive-based compensation is subject to clawback by the Company pursuant to any Company corporate governance guidelines or policies, each as may be in effect from time to time. In addition, Mr. Rusckowski has entered into the Company’s standard restrictive covenant agreement, which includes a covenant not to compete with the Company and not to solicit the Company’s employees or customers for a period of one year following the termination of his employment.

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Outstanding Equity Awards at 2018 Fiscal Year-End

This table provides information regarding stock option and unvested stock awards held at December 31, 2018.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Rusckowski	2/13/2014	244,565		52.17	2/13/2024
	2/23/2015	241,995		71.17	2/23/2025
	2/25/2016	194,664	97,333	66.51	2/25/2026	49,618	4,131,691
	2/21/2017	62,615	125,230	95.80	2/21/2027	11,745	978,006	31,317(3)	2,607,767
	2/19/2018	—	171,061	103.57	2/19/2028	14,966	1,246,219	29,932(4)	2,492,438
Guinan	2/13/2014	73,005		52.17	2/13/2024
	2/23/2015	72,596		71.17	2/23/2025
	2/25/2016	54,504	27,252	66.51	2/25/2026	13,894	1,156,953
	2/21/2017	19,202	38,404	95.80	2/21/2027	3,602	299,939	9,604(3)	799,725
	2/19/2018		50,764	103.57	2/19/2028	4,442	369,885	8,883(4)	739,687
Davis	5/20/2013	47,574		60.68	5/20/2023
	2/23/2015	65,681		71.17	2/23/2025
	2/25/2016	51,904	25,952	66.51	2/25/2026	13,233	1,101,912
	2/21/2017	18,364	36,729	95.80	2/21/2027	3,446	286,948	9,187(3)	765,001
	2/19/2018		48,555	103.57	2/19/2028	4,249	353,814	8,497(4)	707,545
Eglinton	12/30/2016					8,703	724,699
Manner	2/21/2017	12,521	25,044	95.80	2/21/2027	2,349	195,601	6,264(3)	521,603
	2/19/2018		38,623	103.57	2/19/2028	3,380	281,453	6,759(4)	562,822
Doherty	2/23/2015	60,492		71.17	2/23/2025
	2/25/2016	38,928	19,464	66.51	2/25/2026	9,925	826,455
	2/21/2017	12,521	25,044	95.80	2/21/2027	2,349	195,601	6,264(3)	521,603
	2/19/2018		33,103	103.57	2/19/2028	2,897	241,233	5,794(4)	482,466

(1)	Each option generally vests in three equal installments on the first three anniversaries of the grant date, subject to earlier expiration following termination of employment. The consequences for 2018 awards of events such as termination of employment are described under “Key Terms of Equity Awards Granted in 2018” on page 41. These terms also apply to the awards received by the named executive officers in prior years, except that awards made before 2018 do not provide for vesting upon retirement.
(2)	Represents RSUs awarded in 2018, 2017 and 2016. RSUs generally vest 25% on each of the first anniversary and second anniversary of the grant date and 50% on the third anniversary of the grant date. The consequences for 2018 awards of events such as termination of employment are described under “Key Terms of Equity Awards Granted in 2018” on page 41. These terms also apply to the awards received by the named executive officers in prior years, except that awards made before 2018 do not provide for vesting upon retirement.
The grant date February 25, 2016 also includes performance shares awarded in 2016 and earned based on the performance period that began January 1, 2016 and ended on December 31, 2018. The number of shares issuable pursuant to the awards was determined in February 2019 and was subject to service-based vesting through February 28, 2019. The performance shares earned by each named executive officer were as follows: Mr. Rusckowski—38,340 shares; Mr. Guinan—10,736 shares; Mr. Davis—10,225 shares; and Ms. Doherty—7,669 shares.
(3)	Represents target performance shares awarded in 2017. The performance period began on January 1, 2017 and ends on December 31, 2019. If the performance goals are met, awards are made in stock in the first quarter following the end of the performance period.

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(4)	Represents target performance shares awarded in 2018. The performance period began on January 1, 2018 and ends on December 31, 2020. If the performance goals are met, awards are made in stock in the first quarter following the end of the performance period. Performance goals and calculation of performance awards are described in “Compensation Discussion and Analysis” beginning on page 21.

(5)	Represents fair market value of shares using the closing price on December 31, 2018 of $83.27.

2018 Option Exercises and Stock Vested Table

This table provides information regarding stock option exercises during 2018, including the number of shares of common stock acquired upon exercise and the aggregate amount realized on each exercise. The table also provides information regarding RSUs that vested and were paid during 2018 and performance share awards that were earned based on the performance period ending on December 31, 2017 and were determined and paid during 2018, including the number of shares awarded and the value realized as of February 28, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)
Rusckowski	275,330	13,789,234	19,388	(1)	1,971,456	(1)
			43,789	(2)	4,422,689	(2)
			63,177	(3)	6,394,145	(3)
Guinan	61,533	2,913,311	5,730	(1)	582,706	(1)
			13,137	(2)	1,326,837	(2)
			18,867	(3)	1,909,543	(3)
Davis	63,880	2,971,052	5,322	(1)	541,257	(1)
			11,886	(2)	1,200,486	(2)
			17,208	(3)	1,741,743	(3)
Eglinton Manner	N/A	N/A	9,485	(1)	869,634	(1)
			N/A	(2)	N/A	(2)
			9,485	(3)	869,634	(3)
Doherty	21,294	1,103,774	4,371	(1)	444,337	(1)
			10,949	(2)	1,105,849	(2)
			15,320	(3)	1,550,186	(3)

(1)	RSUs that vested and were paid during 2018.

(2)	Performance share awards that were earned based on the performance period ending on December 31, 2017 and were determined and paid during 2018.

(3)	Total of (1) and (2).

2018 Nonqualified Deferred Compensation Table

This table provides information regarding participation by the named executive officers in the SDCP, the Company’s plan that provides for the deferral of compensation on a basis that is not tax-qualified. All named executive officers are eligible to participate in the SDCP. Under the SDCP, participants may defer up to 50% of their regular salary in excess of the Internal Revenue Service limit on compensation eligible for the 401(k) Plan. In addition, participants may defer up to 95% of their annual incentive compensation in excess of the Internal Revenue Service limit on compensation eligible for the 401(k) Plan. The Company provides a 100% matching credit on amounts deferred up to a maximum of 5% of eligible cash compensation, and may, in its discretion, credit additional amounts to a participant’s account. The SDCP is a non-qualified plan under the Internal Revenue Code and does not provide for guaranteed returns on plan contributions. A participant’s deferrals, together with Company matching credits, are adjusted for earnings or losses measured by the rate of return on the notional investments available under the plan to which participants allocate their accounts. Participants may change investment elections, selecting from among investment options offered under the SDCP, on any business

2019 Proxy Statement	44

day. Distributions are made after termination of employment or on a date, selected by the participant, prior to the termination of employment.

Name	Executive Contributions in 2018 ($)(1)	Registrant Contributions in 2018 ($)(2)	Aggregate Earnings in 2018 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/18 ($)(4)
Rusckowski	1,385,881	113,421	(455,843)	—	8,460,198
Guinan	59,306	42,711	(24,597)	—	416,848
Davis	274,203	37,256	5,319	—	1,582,812
Eglinton Manner	82,889	36,039	(9,910)	—	109,018
Doherty	97,308	24,327	(151,142)	—	2,179,339

(1)	Amounts deferred at the election of the named executive officer. These amounts are included in the “2018 Summary Compensation Table” on page 39 in 2018 salary and 2018 non-equity incentive plan compensation (payable in 2018).

(2)	Company matching credits. These amounts may differ from those shown in the column “All Other Compensation” in the “2018 Summary Compensation Table” on page 39 due to timing differences.

(3)	Earnings (losses) on SDCP accounts. These earnings (losses) are not required to be reported as compensation in the “2018 Summary Compensation Table.”

(4)	All amounts contributed by a named executive officer and by the Company in prior years have been reported in the summary compensation table in our previously filed proxy statements in the year earned, to the extent that the executive was named in such proxy statement and the amounts were so required to be reported in such tables.

2018 Potential Payments Upon Termination or Change in Control

During 2018, the Severance Plan covered all named executive officers. The Severance Plan provides severance benefits in connection with a “qualifying termination,” which is defined to mean a termination of employment: (1) prior to a “change in control,” by the Company other than for “cause;” and (2) after a “change in control,” by the Company other than for “cause” or by the executive officer for “good reason.”

Unless the “qualifying termination” occurs in connection with a “change in control,” the severance benefit for Schedule A participants in the Severance Plan generally is a lump sum equal to two times the executive officer’s annual base salary at the annual rate in effect on the date of termination of employment plus two times the annual award of variable compensation at the most recent target level. For Schedule B participants, the severance benefit multiplier is one times, rather than two times, annual base salary plus the annual target award of variable compensation. Mr. Rusckowski is a Schedule A participant, and each of Mr. Guinan, Mr. Davis, Ms. Eglinton Manner and Ms. Doherty is a Schedule B participant, in the Severance Plan.

The executive officer and eligible dependents would also be entitled to coverage under the Company’s group medical and life insurance benefit programs on the same terms the Company provides to similarly situated executives for up to 18 months (in the case of Schedule A participants) or up to 12 months (in the case of Schedule B participants) following a qualifying termination. In addition, the executive officer is entitled to receive outplacement assistance for one year and a lump sum payment equal to the amount of any matching contributions or credits made by the Company to the Company’s 401(k) Plan and the SDCP on behalf of the executive officer during the year preceding termination.

Executive officers are not entitled to cash severance benefits on a “change in control.” However, the cash payments due on an involuntary termination by the Company without “cause” or by the named executive officer for “good reason” are increased if the termination occurs in connection with a “change in control.” If the “qualifying termination” occurs during the 24-month period following a “change in control,” or under certain conditions during the 6-month period prior to a “change in control” in anticipation thereof, the severance benefit for Schedule A participants in the Severance Plan will be a lump sum equal to three times the executive officer’s annual base salary and three times the annual award of variable compensation at the most recent target level. For Schedule B participants, the multiplier is two times, rather than three times, the relevant amount. In addition, the executive officer would receive a prorated lump sum payment based on the target incentive award for the year of termination. There is no enhancement to the medical and life insurance coverage and 401(K) plan and SDCP benefits described above for terminations not in connection with a “change in control.” For the

45	2019 Proxy Statement

treatment of stock options, RSUs and performance share grants upon an executive officer’s termination of employment with rights to receive severance or on a change in control, see “Key Terms of Equity Awards Granted in 2018” on page 41.

The Severance Plan uses the following defined terms:

•	“Cause” means the executive officer’s (1) willful and continued failure to perform duties, (2) willfully engaging in illegal conduct or gross misconduct, (3) engaging in conduct or misconduct that materially harms the reputation or financial position of the Company, (4) obstruction or failure to cooperate with any investigations, (5) commission of a felony or (6) being found liable in any SEC or other civil or criminal securities law action.

•	“Good reason” generally includes (1) any material adverse changes in the duties, responsibilities or status of the executive officer, (2) a material reduction in base salary or annual performance incentive target or equity incentive compensation target opportunities, (3) a relocation more than 50 miles from the executive officer’s original location that increases the executive officer’s commute by more than 50 miles, (4) the Company’s failure to continue any significant compensation and benefit plans or (5) the Company’s failure to obtain the assumption of the Company’s obligations from any successor.

“Change in control” is defined for purposes of the Severance Plan in a manner that is substantially identical to the definition used for purposes of our equity awards (see “Key Terms of Equity Awards Granted in 2018” on page 41).

Under the Severance Plan, the named executive officers are not entitled to any severance benefits on a voluntary termination unless the voluntary termination is in connection with a “change in control” and is for “good reason.” However, in addition to his benefits under the Severance Plan, Mr. Rusckowski is entitled, pursuant to his employment agreement, to treat as a “qualifying termination” under the Severance Plan a termination by him for “good reason” prior to a “change in control,” and his severance upon a “qualifying termination” will include a pro rata bonus, based on actual performance, for his termination year.

This table provides information regarding the potential payments that would become payable on an involuntary termination not for “cause” and not in connection with a “change in control.” The table assumes a December 31, 2018 termination date and the closing price of the Company’s common stock as of December 31, 2018, which was $83.27.

Name	Cash Compensation ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Performance Shares ($)(3)	Accelerated Vesting of RSUs ($)(4)	Benefits ($)(5)	Total ($)
Rusckowski (6)	5,500,000	1,631,301	7,178,790	2,379,607	220,000	16,909,698
Guinan	1,178,000	456,744	2,101,402	699,135	120,000	4,555,281
Davis	1,062,000	434,956	2,006,391	667,742	110,000	4,281,089
Eglinton Manner	1,006,250	—	836,614	665,244	100,000	2,608,108
Doherty	1,006,250	326,217	1,426,082	472,307	100,000	3,330,856

(1)	Represents two times or one time (depending on whether the executive is a Schedule A or Schedule B participant in the Severance Plan) the sum of base salary plus the target annual incentive, payable at the same time annual incentives are ordinarily paid to similarly situated executives.

(2)	Represents the value of accelerated “in the money” stock options that would have vested if the executive had remained employed through December 31, 2019 (such date being the first anniversary of the executive’s assumed termination date of December 31, 2018).

(3)

Represents the value of accelerated performance shares that would have vested if the executive had remained employed through December 31, 2019. Performance shares for the performance period ended December 31, 2018 are based on shares actually earned; performance shares for performance periods ending subsequent to December 31, 2018 are based on target.

(4)	Represents the value of accelerated RSUs that would have vested if the executive had remained employed through December 31, 2019.

(5)	Includes the cost of group medical and life insurance coverage to the participant to the same extent as the Company

2019 Proxy Statement	46

pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for one year and an amount, payable in a lump sum, equal to any matching contributions or credits made by the Company on behalf of the participant to the 401(k) Plan and the SDCP during the year preceding the date of termination.

(6)	Amounts shown also would be payable to Mr. Rusckowski pursuant to his employment agreement if he terminates employment for “good reason” prior to a “change in control.” Excludes annual incentive compensation payable in respect of 2018 but unpaid as of December 31, 2018 (the amount of the annual incentive compensation for 2018 is set forth in the “2018 Summary Compensation Table” beginning on page 39).

This table provides information regarding the potential payments that would become payable on a termination for “good reason” or an involuntary termination not for “cause” in connection with a “change in control.” The table assumes a December 31, 2018 termination date and the closing price of the Company’s common stock as of December 31, 2018, which was $83.27.

Name	Cash Compensation ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Performance Shares ($)(3)	Accelerated Vesting of RSUs ($)(4)	Benefits ($)(5)	Total ($)(6)
Rusckowski	8,250,000	1,631,301	8,292,859	3,163,261	220,000	21,557,421
Guinan	2,356,000	456,744	2,433,399	932,791	120,000	6,298,934
Davis	2,124,000	434,956	2,323,982	891,239	110,000	5,884,177
Eglinton Manner	2,012,500	—	1,084,425	1,201,753	100,000	4,398,678
Doherty	2,012,500	326,217	1,642,667	624,692	100,000	4,706,076

(1)	Represents three times or two times (depending on whether the executive is a Schedule A or Schedule B participant in the Severance Plan) the sum of base salary and target annual incentive. Excludes annual incentive compensation payable in respect of 2018 but unpaid as of December 31, 2018 (the amount of the annual incentive compensation for 2018 is set forth in the “2018 Summary Compensation Table” beginning on page 39).

(2)	Represents the value of accelerated “in the money” stock options.

(3)	Represents the value of accelerated performance shares. Performance shares for the performance period ended December 31, 2018 are based on shares actually earned. Performance shares for performance periods ending after December 31, 2018 represent the greater of (i) the number of shares that would be earned based on Company performance through December 31, 2018 and (ii) the target number of performance shares.

(4)	Represents the value of accelerated RSUs.

(5)	Includes the cost of group medical and life insurance coverage to the participant to the same extent as the Company pays for such coverage for similarly situated executives. Also includes estimated cost of outplacement services for one year and an amount, payable in a lump sum, equal to any matching contributions made by the Company on behalf of the participant to the 401(k) Plan and the SDCP during the year preceding the date of termination.

(6)	Amounts payable under the Severance Plan upon termination of employment following a change in control are subject to reduction (“cutback”) to eliminate any loss of deduction for the Company, and any imposition of excise tax on the executive, pursuant to Sections 280G and 4999 of the Internal Revenue Code, respectively. The cutback would reduce severance and other benefits to the maximum amount that could be paid without exceeding the Section 280G threshold and will apply if the net after-tax amount received by the executive exceeds the net after-tax amount the executive would receive if the full benefits were paid and the excise tax imposed. Amounts shown in the table do not reflect the impact of the potential cutback.

If the employment of a named executive officer had terminated by reason of death, disability or retirement on December 31, 2018, the executive would have been entitled to accelerated vesting of stock options and RSUs in the same amounts (or in the case of retirement, a lesser amount than) shown in the foregoing table, and would have been entitled to accelerated vesting of performance shares in an amount less than that shown in the table. In the event of his retirement, Mr. Rusckowski would currently be eligible to receive retirement treatment (so long as there is no for-“cause” basis for his termination at such time).

47	2019 Proxy Statement

The named executive officers are not entitled to any benefits upon death or disability beyond what is available to other exempt employees. In the case of any termination (other than for termination for cause), named executive officers are entitled to exercise vested stock options and to receive vested and earned RSUs and performance shares. For the consequences of termination of employment on vesting of equity awards, see “Key Terms of Equity Awards Granted in 2018” on page 41; equity awards made in prior years generally have similar terms. In addition, on any termination, each named executive officer is entitled to receive benefits available generally to exempt employees, such as distributions under the 401(k) Plan and SDCP. For the account balances of each named executive officer under the SDCP, see “2018 Nonqualified Deferred Compensation Table” beginning on page 44.

Employee Pay Ratio

Under SEC rules, we are required to disclose the median of the annual total compensation of all our employees (other than our CEO), as well as the ratio of this amount to the annual total compensation paid to our CEO. This ratio is an estimate calculated in accordance with SEC rules, which allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions based on their compensation practices. Therefore, the ratio reported by other companies may not be comparable to the ratio we report.

For 2018, the annual total compensation of the median compensated employee of all our employees (other than our CEO) was $46,749, and the annual total compensation of our CEO was $9,966,964, including, in each case, the cost of Company-paid broad-based benefits, including 401(k) and health, disability and life insurance. Therefore, our median employee to CEO pay ratio was estimated to be approximately 1 to 213.

For 2018, we used the same median employee that we identified in 2017, since there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. In identifying the 2017 median employee, we used December 31, 2017 as our determination date and focused on our employee population as of that date. We considered the compensation of 43,845 individuals; this excluded approximately 670 employees who worked at Med Fusion and Cleveland Heart Lab Inc., both of which we acquired in 2017. Applying the 5% “De Minimis Exemption” permitted under SEC rules, we excluded workers, representing approximately 2% of our 2017 workforce, located in the following countries (with the number of excluded employees set forth in parentheses following the country): India (390); Mexico (368); Canada (104); Brazil (12); Ireland (9); and China (2). To identify our median employee, we used 2017 wages reported to the Internal Revenue Service, annualized for employees who were employed on December 31, 2017 but did not work for us for all of 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that all required reports have been timely filed since January 1, 2018 under the SEC’s rules for reporting transactions by executive officers, directors and persons who own more than 10% of our common stock, except that, as a result of an inadvertent administrative error, Everett Cunningham was late in reporting a charitable gift. The report was filed promptly after the issue was discovered.

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Equity Compensation Plan Information

This table provides information as of December 31, 2018 about our common stock that may be issued upon the exercise of options, warrants and rights under the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders
Employee Long-Term Incentive Plan (1)	9,615,633	(4)	77.60	6,034,913	(6)(7)
Long-Term Incentive Plan for Non-Employee Directors (2)	173,142	(5)	58.84	179,062
Employee Stock Purchase Plan	—		N/A	4,043,822	(8)
Equity compensation plans not approved by security holders (3)	—		N/A	—
Total	9,788,775		77.35	10,257,797

(1)	Awards under this plan may consist of stock options, performance shares to be settled by the delivery of shares of common stock (or the value thereof), stock appreciation rights, restricted shares and RSUs to be settled by the delivery of shares of common stock (or the value thereof).

(2)	Awards under this plan may consist of stock options or stock awards (which may consist of shares or the right to receive shares, or the value thereof, in the future).

(3)	The table does not include 14,538 shares of common stock that were issued to the trust for the SDCP prior to May 2004 that may be distributed to participants under the SDCP. While the SDCP does not provide a stock fund as a current notional investment option, the plan includes a stock investment fund option that was frozen effective April 1, 2004. In addition, prior to January 1, 2003, Company matching credits under the SDCP were credited to participant accounts in the form of shares of common stock. Participants are no longer allowed to notionally invest in additional shares of common stock under the SDCP.

(4)	Includes 8,295,151 options, 511,492 RSUs and 808,990 performance shares (assumes that performance shares for the performance period ended December 31, 2018 are based on shares actually earned and that performance shares for periods ending subsequent to December 31, 2018 are earned at the maximum rather than the target amount). If performance shares for periods ending subsequent to December 31, 2018 were earned at target rather than the maximum amount, the number of performance shares would be 497,895.

(5)	Includes 109,940 stock options and 63,202 RSUs.

(6)	Assumes that performance shares for the performance period ended December 31, 2018 are based on shares actually earned and that performance shares for performance periods ending subsequent to December 31, 2018 are earned at the maximum rather than the target amount.

(7)	Awards of stock options and stock appreciation rights reduce the number of shares available for grant by one share for every share subject to the award. Awards of restricted shares, RSUs and performance shares reduce the number of shares available for grant by 2.65 shares for every one share or unit granted. Thus, if future awards under the Employee Long-Term Incentive Plan consisted exclusively of RSUs and performance shares, awards covering a maximum of 2,277,326 shares could be granted.

(8)	After giving effect to shares issued in January 2019 for the December 2018 payroll under the Employee Stock Purchase Plan.

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AUDIT

Proposal No. 3—Ratification of Appointment of Independent Registered Public Accounting Firm

We recommend that stockholders ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm retained to audit the Company’s consolidated financial statements and internal control over financial reporting for 2019. Although ratification is not required, the Audit and Finance Committee is submitting this proposal to stockholders as a matter of good corporate practice. If the appointment of PwC is not ratified, the Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Committee may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interest of the Company and its stockholders.

The Audit and Finance Committee is directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements and internal control over financial reporting. In order to assure continuing auditor independence, the Audit and Finance Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit and Finance Committee and its chair are directly involved in the selection of the lead engagement partner. The Committee has selected PwC as our independent registered public accounting firm for 2019. PwC, or one of its predecessor firms, has served as the Company’s independent registered public accounting firm continuously since 1995.

The Audit and Finance Committee annually reviews the independence and performance of PwC in deciding whether to retain PwC or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Committee considers, among other things:

•	the historical and recent performance of PwC on the Company’s audit, including the results of an extensive internal survey of the service and quality of PwC;

•	the capability and expertise of PwC in handling the breadth and complexity of our operations;

•	external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and its peer firms;

•	the appropriateness of the fees of PwC for audit and other services;

•	the independence of PwC; and

•	the advantages and disadvantages of retaining or replacing PwC as our independent auditor, including the benefits of having a long-tenured auditor and controls and processes that help ensure the independence of PwC.

2019 Proxy Statement	50

Retention of PwC

 Tenure Benefits

✔	Higher audit quality. With more than 20 years of experience with the Company, including numerous statutory audits in multiple jurisdictions, PwC has gained institutional knowledge of and deep expertise regarding our complex operations and business, accounting policies and practices, and internal control over financial reporting.

✔	Efficient fee structure. The aggregate fees of PwC are competitive with peer companies because of its familiarity with our business.

✔	No onboarding or educating new auditor. Bringing on a new auditor requires a significant time commitment that could distract from management’s focus on financial reporting, internal controls and other issues.

 Independence Controls

✔	Thorough Audit and Finance Committee oversight. The Committee’s oversight includes private meetings with PwC (multiple times per year), a comprehensive annual evaluation by the Committee in determining whether to engage PwC, and a Committee-directed process for selecting the lead engagement partner.

✔	Limits on non-audit services. The Company requires Audit and Finance Committee preapproval of non-audit services and requires that PwC is engaged only when it is best-suited for the job. When considering whether to preapprove non-audit services, the Committee considers the total non-audit fees to be paid to PwC relative to total audit fees

✔	Strong internal PwC independence process. PwC conducts periodic internal quality reviews of its audit work and rotates the lead engagement partner every five years. At the conclusion of the 2018 audit, the lead engagement partner was rotated.

✔	Strong regulatory framework. Because it is an independent registered public accounting firm, PwC is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit and Finance Committee believes that PwC is independent and that the retention of PwC to serve as the Company’s independent registered public accounting firm for 2019 is in the best interest of the Company and its stockholders. PwC representatives are expected to attend the annual meeting of stockholders, will have the opportunity to make a statement if they wish and are expected to be available to respond to appropriate stockholder questions.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit and Finance Committee has established policies and procedures to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the annual audit, management submits to the Committee for approval a schedule of audit, audit-related, tax and all other services for the year. The Committee pre-approves services by category, with specific dollar value limits for each category. During the year, if it becomes desirable to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, such services will be presented to the Committee for approval. The Committee also has delegated to its chair the authority to pre-approve services, subject to certain dollar limitations. Pre-approvals by the Committee chair are communicated to the Committee at its next scheduled meeting.

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Fees and Services of PricewaterhouseCoopers LLP

Aggregate fees for professional services rendered for the Company by PwC for the years ended December 31, 2018 and 2017 were:

	2018 ($)	2017 ($)
Audit Fees	3,575,790	3,670,459
Audit Related Fees	—	—
Tax Fees	227,484	972,267
All Other Fees	4,807	3,852
Total Fees	3,808,081	4,646,578

Audit Fees were for services including professional services rendered for the audits of the Company’s consolidated financial statements; statutory audits and subsidiary audits; assistance with review of documents filed with the SEC; and professional services rendered for the audit of the Company’s internal control over financial reporting.

Audit Related Fees. None were incurred in 2018 or 2017.

Tax Fees were for services related to tax compliance, including preparation of tax returns and claims for refunds. Tax compliance services are primarily for non-U.S. tax matters. Tax Fees also include services related to tax planning and tax advice, including assistance with and representation before U.S. and certain non-U.S. governmental authorities, of $223,045 and $767,267 in 2018 and 2017, respectively. None of these fees related to tax planning for any of the Company’s directors or executive officers.

All Other Fees were for software licenses related to access to on-line technical accounting and reporting resource materials.

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Audit and Finance Committee Report

The primary purposes of the Audit and Finance Committee are: (1) to assist in the Board’s oversight of (a) the quality and integrity of the Company’s financial statements and related disclosures, (b) the independent registered public accounting firm’s qualifications and independence and (c) the performance of the Company’s internal audit function and independent registered public accounting firm; and (2) to provide advice to the Board on financing activities and other financial matters.

Management is responsible for establishing and maintaining adequate internal financial controls for the Company’s financial statements and public reporting process. Our independent registered public accounting firm, PwC, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

In the performance of its oversight role, the Committee reviews the Company’s internal financial controls, financial statements and public reporting process, and regularly meets with both management and PwC to discuss these matters. The Committee also regularly meets privately with PwC and internal auditors, both of which have unrestricted access to the Committee, to discuss these matters. In addition, the Committee reviews, acts on and makes recommendations regarding the Company’s financing plans and other significant financial policies and actions.

The Committee reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2018 and the evaluation by PwC of the Company’s internal control over financial reporting. The Committee also discussed with PwC the matters required to be discussed by applicable PCAOB standards. In addition, the Committee received from and discussed with PwC the written disclosures and the letter required by PCAOB rules regarding the communication of PwC with the Committee concerning independence, and discussed with PwC that firm’s independence. In addition, the Committee concluded that the provision by PwC of audit and non-audit services to the Company is compatible with PwC’s independence.

Based on these reviews and discussions, the Committee recommended to the Board the inclusion of Quest Diagnostics’ audited financial statements for the fiscal year ended December 31, 2018 in the Company’s Annual Report on Form 10-K.

Audit and Finance Committee

Gary M. Pfeiffer, Chair

Jenne K. Britell

Timothy L. Main

Daniel C. Stanzione

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

53	2019 Proxy Statement

ADDITIONAL ACTION ITEMS

Proposal No. 4— Approval of an Amendment to the Employee Plan

Upon the recommendation of its Compensation Committee, our Board has unanimously approved an amendment to the Employee Plan, subject to approval by our stockholders at the annual meeting. The Employee Plan was initially adopted in 2005 and amendments thereto were most recently approved by our stockholders in 2015. The Employee Plan allows for awards in the form of stock options, stock appreciation rights (“SARs”) and stock awards, including restricted shares, performance shares and RSUs.

As discussed in the Compensation Discussion and Analysis, long-term equity compensation plays an important part of our pay-for-performance philosophy. Equity awards under the Employee Plan benefit our stockholders by providing a means to attract, retain and reward individuals upon whom the long-term financial success of the Company largely depends. Equity awards encourage the recipients to identify their success with that of the Company’s stockholders and to increase their proprietary interest in the Company.

We are asking our stockholders to approve an amendment to the Employee Plan increasing the number of shares available for awards made under the Employee Plan by 8.3 million shares. If approved, an aggregate of about 11.1 million shares will be available for awards made under the Employee Plan, inclusive of the approximately 2.8 million shares remaining under the Employee Plan after the February 18, 2019 awards.

The following table provides information regarding outstanding equity awards and shares available for future awards under the Employee Plan and the Director Plan on March 1, 2019.

Total shares underlying outstanding stock options	9,947,238
Weighted average exercise price of outstanding stock options	$79.20
Weighted average remaining contractual life of outstanding stock options (years)	7.48
Total outstanding and unvested performance shares at target	474,114
Total outstanding and unvested restricted stock units	516,220
Shares available for future awards that could be issued under Employee Plan	2,996,946

Of the shares remaining available for future awards shown in the table above, 2,817,884 shares remain available under the Employee Plan and 179,062 shares remain available under the Director Plan. We have no equity awards outstanding other than stock options, restricted stock units and performance awards (in the form of performance shares).

If stockholders fail to approve the amendment to the Employee Plan, the amendment will not be given effect, and the Employee Plan will continue as in effect prior to amendment.

Increase in Shares Available for the Employee Plan

We are amending the Employee Plan so that an aggregate of 11,117,884 shares will be available for awards made under the Employee Plan after February 18, 2019. Based on historical granting practices and the recent trading price of the Company’s common stock, if the amendment is approved, we expect the shares available under the Employee Plan to be sufficient to provide for approximately 3 additional years of awards.

Our Board believes that this increase in shares available under the Employee Plan is in the best interests of our stockholders for the following reasons.

Equity awards foster an employee ownership culture and motivate employees to create stockholder value. The use of equity as part of our compensation program is critical to the historical and continued success of Quest Diagnostics. Our equity awards foster an ownership culture among employees by aligning their financial interests with those of stockholders. Our equity awards help motivate employees to perform at peak levels because the value of these awards is linked to the Company’s long-term performance. Currently, approximately 933 employees have equity awards under the Employee Plan. The increase in the shares available for awards will enable the Company to continue offering competitive compensation opportunities that foster our ownership culture.

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The terms of our annual equity awards are designed to align with stockholder interests. The Committee determines the vesting, payment and cancellation provisions of annual equity awards. Our stock options generally vest in one-third increments on each of the first three anniversaries of the grant date; our RSUs generally vest in 25% increments on each of the first two anniversaries of the grant date, with the remaining 50% vesting after three years; and our performance shares generally vest after three years only to the extent that we have met performance targets over a three-year period. These terms are designed to encourage employees to focus on the long-term success of the Company.

Equity awards are an important recruitment and retention tool. The Company would be at a competitive disadvantage if it could not compensate its employees using equity awards. The Company operates in an intensely competitive environment and our success is closely correlated with recruiting and retaining talented employees and a strong management team. A competitive compensation program is essential to our long-term performance. Our Board believes that equity awards are useful and sometimes necessary to attract and retain highly talented employees, particularly employees at senior management levels.

The Employee Plan and our equity awards reflect best practices. The Employee Plan and the terms of our equity awards incorporate best practices that are designed to further align the interests of participants with the interests of stockholders.

•	No “evergreen” provision. The Employee Plan does not contain an “evergreen” or similar provision. Instead, the Employee Plan fixes the number of shares available for future grants and does not provide for any increase based on increases in the number of outstanding shares of common stock.

•	Sole vehicle for our employee equity awards. The Employee Plan is the only Company plan under which equity-based compensation currently may be awarded to our executives and other employees

•	Fungible Share Ratio. Awards of shares or the right to receive shares (or their cash equivalent or combination of both) in the future without exercise prices are counted against the share limits of the plan as 2.65 shares of common stock.

•	No repricing of stock options or SARs. The Employee Plan prohibits the repricing or cash buyout of stock options and SARs without stockholder approval.

•	No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying Common Stock on the date of grant.

•	No liberal share counting rules. The Employee Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or SAR or to satisfy tax withholding requirements. The Employee Plan also prohibits “net share counting” upon the exercise of options or SARs.

•	Minimum vesting. Awards may not have a vesting schedule that allows for vesting prior to the first anniversary of grant, subject to limited exceptions for substitute awards and for not more than 5% of the shares available for issuance.

•	“Double trigger” change in control vesting. The Employee Plan provides that equity awards have “double trigger” vesting upon a change in control. Under this approach, the award vests in connection with a change in control only if the executive’s employment is terminated within two years after a change in control.

•	Awards subject to forfeiture/clawback. Our annual awards generally are subject to cancellation for, among other things, engaging in competitive activity, soliciting clients or employees, violating confidentiality obligations to the Company, making any false attestation under our share ownership guidelines or causing the Company to suffer financial harm or damage to its reputation through dishonesty, violation of law or the Company’s Corporate Compliance Manual or other written policies, or material deviation from the duties a participant owes to the Company. In addition, equity awards are subject to the Incentive Compensation Recoupment Policy discussed under the heading “Clawback Policy” beginning on page 41.

•	Stockholder Approval Requirements. Stockholder approval is required prior to any amendment that would (i) increase the total number of shares available for awards under the Employee Plan or the other number of

55	2019 Proxy Statement

share limitations described above (except for the anti-dilution adjustments described below), (ii) lower the exercise price of any stock option or SAR, or (iii) decrease the minimum exercise price at which stock options and SARs may be granted.

Description of the Employee Plan

The following summary describes the principal features of the Employee Plan, as amended. The summary does not purport to be complete and is qualified in its entirety by reference to the terms of the amended Employee Plan, a copy of which is attached to this proxy statement as Annex B.

Eligibility. Almost all 46,000 employees of the Company and other entities in which the Company owns at least a 50% equity interest are eligible to receive awards under the Equity Plan. In addition, employees of entities in which the Company owns at least a 20% equity interest may also be designated as eligible to receive awards. The Plan, however, only establishes eligibility and does not confer on any eligible employee a right to receive an award.

Shares Underlying Awards. The shares underlying awards granted under the Employee Plan are shares of the Company’s common stock, par value $0.01 per share. The closing price of the common stock on the New York Stock Exchange on March 15, 2019 was $88.45.

Stock Available for the Plan. The Employee Plan will permit up to 11,117,884 shares to be delivered pursuant to awards made after February 18, 2019. This amount is inclusive of the shares previously authorized by stockholders for the Employee Plan and that remain available for future awards.

The Employee Plan utilizes a “fungible pool” method of counting awards against the overall limit on shares available under the Employee Plan. Shares subject to stock options and SARs count against the overall share limit on the basis of one share for every share subject to the award, while shares subject to stock awards without exercise prices (which include restricted shares, performance shares and RSUs) count against the overall share limit on the basis of 2.65 shares for every share subject to the award. For example, if we grant an award of 100 RSUs, we would reduce the number of shares available under the Employee Plan by 265 shares.

Share Counting Rules. Shares delivered under the Employee Plan which are forfeited back to the Company, and shares covered by an award granted under the Employee Plan which is forfeited, cancelled, expires or is settled in cash are added back to the number of shares available. However, the following shares will not be added back to the number of shares available:

•	Shares that are tendered or withheld to pay the exercise price of an award;

•	Shares that are tendered or withheld to satisfy the tax withholding obligations arising in connection with the vesting, exercise or settlement of an award;

•	Shares covered by a net share-settled stock option or a stock-settled SAR; and

•	Shares repurchased on the open market with cash the Company receives in payment of the exercise price of an award.

Individual Limits. The number of shares subject to stock options and SARs that may be awarded to any individual during any fiscal year of the Company is limited to 2,000,000, and the number of shares subject to stock awards that may be awarded to any individual during any fiscal year of the Company is limited to 1,000,000.

Anti-dilution Adjustments. In the event of any change in the common stock by reason of any stock dividend or certain significant corporate transactions affecting the common stock, the number and kind of shares subject to outstanding awards under the Employee Plan, the exercise price of outstanding stock options and SARs, and the share limits referred to above (including the overall number of shares available for future awards) shall be appropriately adjusted to prevent substantial dilution or enlargement of the rights of participants in the Employee Plan.

Administration. The Compensation Committee administers the Employee Plan. Among other things, the Compensation Committee determines the recipients of awards, the number of shares covered by awards, and the other terms and conditions of awards (including the effects of a termination of employment), subject to the requirements of the Employee Plan. Except with regard to awards to employees subject to Section 16 of the Securities Exchange Act of 1934, the Compensation Committee may delegate certain responsibilities and powers to one or more officers, including

2019 Proxy Statement	56

executive officers. In addition, as discussed in the Compensation Discussion and Analysis, the Board has delegated to the Awards Committee, currently consisting of the Chief Executive Officer, the authority to grant, under limited circumstances, equity awards to employees other than executive officers. The Board may revoke any such delegation at any time.

Awards. The Employee Plan permits the grant of stock options, SARs and stock awards. An award may be granted separately or with another award. Awards may also be granted in tandem, so that the exercise or vesting of one award cancels another award held by the same participant.

Minimum Vesting. The applicable vesting schedule of any award granted under the Employee Plan may not provide for vesting prior to the first anniversary of grant. In practice, our vesting periods are generally longer than the required minimum. For example, our annual awards of stock options and RSUs vest over three years (with the first tranche vesting on the one-year anniversary of grant), and our performance shares have a performance period of three years and a slightly longer vesting period. The one-year minimum vesting requirement does not apply to awards we make in substitution for awards previously granted by an entity that we acquire and that were scheduled to vest less than one year from the grant of the substitute award. In addition, up to 5% of the shares available under the Employee Plan may be covered by awards that provide for vesting in less than one year following grant; we expect to use this limited exception, if at all, for awards to new hires and in other special circumstances.

Stock Options. The Employee Plan provides the following terms and conditions for stock options:

Exercise Price. The exercise price of stock options granted under the Employee Plan cannot be less than the fair market value of a share of the Company’s common stock at the time of grant, except for awards made in connection with the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity (a “substitute award”). For this purpose, fair market value means, unless the Compensation Committee determines otherwise, the mean of the high and low sales price of a share of our common stock on The New York Stock Exchange Composite List on the relevant date.

Vesting and Exercisability. The Compensation Committee has the authority to determine vesting and exercisability conditions, subject to the Employee Plan’s minimum vesting requirements.

Option Period. Each stock option will expire on the applicable date designated by the Compensation Committee but no later than ten years from the date the stock option is granted.

Stock options may be in the form of incentive stock options within the meaning of Section 422 of the Internal Revenue Code or stock options which do not qualify as incentive stock options (“nonqualified stock options”). To date, all stock options granted under the Employee Plan have been nonqualified stock options.

Stock Appreciation Rights (SARs). A SAR is a right to receive a payment in cash, shares of the Company’s common stock or a combination thereof, equal to the excess of the aggregate market price at the time of exercise of a specified number of shares over the aggregate exercise price of the SAR being exercised. The exercise price of SARs granted under the Employee Plan cannot be less than the fair market value of a share of the common stock at the time of grant, subject to the same exception for substitute awards that applies to stock options. The longest term a SAR may be outstanding is ten years. SARs may be granted separately or in combination with stock options granted under the Employee Plan.

Prohibition on Repricing. The Company may not lower the exercise price of outstanding stock options or SARs. In addition, a stock option or SAR may not be surrendered as consideration in exchange for cash or the grant of a new stock option or SAR with a lower per share exercise price or for the grant of a stock award.

Stock Awards. A stock award is a grant of shares or of a right to receive shares (or their cash equivalent or a combination thereof) in the future.

Dividends and Dividend Equivalents. Stock awards may include the right to receive dividends or dividend equivalent payments, which either may be paid currently or credited to a participant’s account. The Compensation Committee may subject the payment or crediting of dividends or dividend equivalents to conditions or restrictions, including mandatory reinvestment of the credited amounts in common stock equivalents. Stock awards we have made to date that are subject to vesting based upon continued service have provided for the payment of dividends or dividend equivalents on a current basis without conditions. Awards of performance shares, which vest only if performance targets are satisfied, have not provided for dividends or dividend equivalents to be paid or credited during the relevant performance period.

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Performance Goals. The Compensation Committee may subject stock awards to various conditions, e.g., based on achieving certain financial or non-financial performance goals. Starting in respect of 2005, we have granted stock awards that are earned based on the attainment of a performance goal over a multi-year period. The performance measures that may be used by the Compensation Committee under the Plan include the following:

•	operating profits (including EBITDA)	•	cash flow
•	net profits	•	customer attrition
•	earnings per share	•	productivity
•	profit returns and margins	•	workforce diversity
•	revenues	•	employee satisfaction
•	cost/expense management	•	individual executive performance
•	stockholder return and/or value	•	customer service
•	stock price	•	quality metrics
•	return on invested capital

The Committee may establish performance goals based on other criteria as it deems appropriate.

The Employee Plan allows performance targets to be measured solely on a corporate, subsidiary or business unit basis or on a combination of these bases. Performance targets may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Performance goals may be adjusted after their establishment in such manner as the administrator considers necessary or appropriate and, without limiting the generality of the foregoing, profits, earnings and revenues used for any performance measurement may exclude, without limitation: gains or losses on operating asset sales or dispositions, asset write-downs, litigation or claim judgments or settlements, accruals for historic environmental obligations, effect of changes in tax law or the rate on deferred tax assets and liabilities, accruals for reorganization and restructuring programs, uninsured catastrophic property losses, the effect of changes in accounting standards, the cumulative effect of changes in accounting principles, the effect of dispositions of companies or businesses (including impact to revenue and earnings), charges related to the acquisition and integration of companies or businesses and any items that are excluded from the calculation of ordinary income (or loss) as determined in accordance with generally accepted accounting principles (which may include, without limitation, extraordinary items or significant unusual or infrequently occurring items) and/or described in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

Change in Control. The Employee Plan provides that equity awards have “double trigger” vesting upon a change in control. Under this approach, the vesting, payment, purchase or distribution of an award may not be accelerated by reason of a change in control for any participant unless the participant’s employment is involuntarily terminated as a result of the change in control or awards are not assumed or replaced. For these purposes, a termination of employment as a result of a change in control means involuntary termination of employment other than for “cause” or by the participant for “good reason” (each as defined in the applicable award agreement) upon or within two years after the change in control.

The Employee Plan defines a “change in control” to mean (i) a person acquiring direct or indirect beneficial ownership of Company securities representing 40% or more of the combined voting power of Company’s outstanding securities; (ii) a change in the majority of the Board (not including the election of directors whose election or nomination was approved by a majority of the then incumbent Board); or (iii) consummation of a transaction in which the Company ceases to be an independent, publicly-owned corporation, the sale or other disposition of all or substantially all of the Company’s assets, or a plan of partial or complete liquidation of the Company.

Amendments. The Board may amend the Employee Plan as it deems necessary or appropriate, but must obtain the approval of the Company’s stockholders for any amendment (i) to increase the total number of shares available for awards under the Employee Plan or the other number of share limitations described above (except for the anti-dilution adjustments described above), (ii) to lower the exercise price of any stock option or SAR, or (iii) to decrease the minimum exercise price at which stock options and SARs may be granted.

Term. The Employee Plan shall terminate on the date of the 2027 annual meeting of stockholders. No awards may be granted after termination, but termination shall not affect any stock awards, stock options or SARs previously granted.

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Plan Benefits

Future grants under the Employee Plan, if any, that will be made to eligible participants are subject to the discretion of the Compensation Committee or the Awards Committee and, therefore, are not determinable at this time. On February 18, 2019, the Compensation Committee made grants under the Employee Plan as indicated in the following table. There can be no assurance that these grants are indicative of grants that may be made in the future.

Name and Position	Number of Stock Options	Number of Restricted Share Units	Target Number of Performance Shares
Stephen H. Rusckowski
Chairman, President and
Chief Executive Officer	213,704	17,546	35,092
Mark J. Guinan
Executive Vice President and
Chief Financial Officer	63,259	5,195	10,390
James E. Davis
Executive Vice President,
General Diagnostics	60,450	4,964	9,928
Carrie Eglinton Manner
Senior Vice President,
Advanced Diagnostics	49,200	4,041	8,081
Catherine T. Doherty
Senior Vice President, Group
Executive Clinical Franchises	40,765	3,348	6,696
Executive Group	427,378	35,094	70,187
Non-Executive Director Group	—	—	—
Non-Executive Officer Employee Group	1,345,915	172,164	98,587

Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences of awards granted under the Employee Plan under U.S. federal income tax laws as currently in effect.

Non-Qualified Stock Options. A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. The optionee generally will recognize ordinary taxable income upon exercise of the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise (including any option shares withheld by the Company to satisfy tax withholding obligations) over the aggregate exercise price paid for the shares, and the Company will generally be allowed a deduction for the same amount (subject to Section 162(m) of the Internal Revenue Code). Upon disposition of the shares received upon exercise of the non-qualified stock option, the optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. Special rules may apply if an optionee uses previously owned shares to pay the exercise price of a stock option.

Incentive Stock Options. An incentive stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. The optionee, however, may be required to recognize a preference item for alternative minimum tax purposes upon exercise of the ISO equal to the fair market value of the shares issued upon exercise over the exercise price. The optionee will recognize long-term capital gain or loss on a disposition of shares acquired upon exercise of an ISO, provided that the optionee does not dispose of the shares within two years from the date the ISO was granted and within one year after the shares were acquired by the optionee. If the optionee satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the ISO. If the optionee disposes of the shares acquired upon exercise before satisfying the holding period requirements discussed above (a “disqualifying disposition”), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise and exercise price of the ISO, and the Company will be entitled to a deduction in this amount (subject to Section 162(m) of the Internal Revenue Code). The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the optionee held the shares.

59	2019 Proxy Statement

Stock Appreciation Rights. The grant of a SAR will not be a taxable event to the participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of the shares or cash distributed to the participant. A corresponding deduction will be allowable to the Company (subject to Section 162(m) of the Internal Revenue Code).

Stock Awards. The U.S. federal income tax consequences of stock awards depend on the form of the award.

Restricted Shares. A participant who is awarded restricted shares will not be taxed at the time of grant unless the shares are either substantially vested at grant or the participant makes an election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the restricted shares, the participant will be taxed at ordinary income tax rates on the then fair market value of the shares. A deduction corresponding to the amount of income recognized generally will be allowable to the Company (subject to Section 162(m) of the Internal Revenue Code). The participant’s tax basis in the shares will be equal to the ordinary income recognized. Upon subsequent disposition of the shares, the participant will realize long-term or short-term capital gain or loss, depending on how long the participant holds the shares before disposing of them.

Pursuant to Section 83(b) of the Internal Revenue Code, a participant may elect within 30 days of receipt of an award of restricted shares to be taxed at ordinary income tax rates on the fair market value of the shares comprising such award at the time of award (determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, a deduction corresponding to the amount of income recognized will be allowable to the Company (subject to Section 162(m) of the Internal Revenue Code). In addition, the participant will acquire a tax basis in the shares equal to the ordinary income that the participant recognizes at the time of grant. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a participant previously made a Section 83(b) election, the participant will not be entitled to a loss deduction.

Performance Shares. Performance shares are earned based upon the attainment of performance goals specified at the time of grant. A participant who receives an award of performance shares will be taxed following the end of the performance period, when the number of shares that have been earned has been determined and the shares are transferred to the participant; the amount of income recognized will equal the then fair market value of the shares that have been earned. The Company will be entitled to a corresponding deduction at that time (subject to Section 162(m) of the Internal Revenue Code). The participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition the participant will realize long-term or short-term capital gain or loss, depending on how long the participant holds the shares before disposing of them.

RSUs. A participant who receives RSUs will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock (or if the RSUs are settled by delivery of cash, on the amount of cash) distributed at the time of settlement of the RSUs. A corresponding deduction will be allowable to the Company at that time (subject to Section 162(m) of the Internal Revenue Code). The participant’s tax basis in the shares will equal the amount recognized as ordinary income, and on subsequent disposition the participant will realize long-term or short-term capital gain or loss, depending on how long the participant holds the shares before disposing of them.

Section 162(m). Section 162(m) of the Internal Revenue Code generally limits the federal income tax deduction for compensation paid to the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of a publicly held corporation to $1 million per fiscal year, as well as individuals who previously held these positions. The Company reserves the right to pay its employees, including participants in the Employee Plan, amounts which may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

2019 Proxy Statement	60

FREQUENTLY ASKED QUESTIONS

1. Who can vote at the annual meeting?

Holders of our common stock as of the close of business on the record date will be entitled to vote at the annual meeting and at any adjournment or postponement of the annual meeting. March 15, 2019 is the record date.

2. How many votes can be cast by all stockholders?

On the record date, there were 134,580,110 shares of our common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the annual meeting.

3. How many votes must be present to hold the annual meeting?

We need a majority of the votes that may be cast at the annual meeting, present in person or represented by proxy, to hold the annual meeting. We urge you to submit a proxy even if you plan to attend the annual meeting. That will help us to know as soon as possible that sufficient shares will be present to hold the annual meeting.

4. How do I vote?

If you are a holder of record (that is, you hold your shares in your name with the Company’s transfer agent), you may cause your shares to be voted by submitting your proxy via the Internet, mail or telephone or by attending the annual meeting and voting in person. The directions for telephone and Internet proxy submission are on your proxy card. If you choose to submit your proxy on the Internet, go to www.cesvote.com. If you choose to submit your proxy by mail, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope. You can also submit your proxy by calling 1-888-693-8683. If you return a signed proxy card without indicating your vote, your shares will be voted according to the Board’s recommendations.

If you hold your shares in street name (that is, through a broker, bank or other holder of record), please follow the voting instructions forwarded to you by your bank, broker or other holder of record. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank or other holder of record authorizing you to vote and bring the proxy to the annual meeting.

To reduce our administrative and postage costs, we ask that you submit a proxy through the Internet or by telephone, both of which are available 24 hours a day.

5. How many votes will be required to elect directors?

Each director will be elected by a majority of votes cast with respect to such director. A “majority of votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” that director nominee. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover” director. As required by the Company’s by-laws, each director nominee has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by the stockholders and the Board accepts the resignation. If a director is not elected, the Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation or take other action. The Board will decide whether to accept or reject the resignation or take other action and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision, within 120 days after the election results are certified.

6. How many votes will be required to adopt the other proposals?

The ratification of the appointment of PwC and the approval of the amendment to the Employee Plan require the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon. The approval of the advisory resolution to approve executive compensation requires the affirmative vote of a majority of votes cast with respect to such proposal. A “majority of votes cast” means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal.

61	2019 Proxy Statement

7. Can I change or revoke my proxy?

Yes. You may revoke your proxy before your shares are voted by:

•	submitting a later dated proxy, including by telephone or the Internet, that is received no later than the conclusion of voting at the annual meeting;

•	delivering a written revocation notice to William J. O’Shaughnessy, Jr., Corporate Secretary, Quest Diagnostics Incorporated, 500 Plaza Drive, New Jersey 07094 that is received no later than the conclusion of voting at the annual meeting; or

•	voting in person at the annual meeting.

8. What if I vote to abstain?

Shares voting “abstain” on the ratification of the appointment of PwC and approval of the amendment to the Employee Plan will be counted as present for purposes of that proposal and will have the effect of a vote against the proposal. Shares voting “abstain” for any nominee for director and the advisory vote to approve executive compensation will be excluded entirely from the vote and will have no effect on the election of that nominee or matter, as the case may be.

9. What happens if I do not vote?

If you are a record holder and do not vote your shares or submit a proxy with respect to your shares, your shares will not be voted.

If you hold your shares in street name (including in the Employee Stock Purchase Plan), you must instruct the record owner how to cast your vote if you want your shares to count for the election of directors, the advisory resolution to approve executive compensation, and approval of the amendment to the Employee Plan. If you do not provide instructions regarding how to vote on these matters, no vote will be cast on your behalf. Brokers, however, have discretion to vote uninstructed shares on the ratification of the appointment of PwC.

If you are a participant in the 401(k) Plan and you do not submit voting instructions in respect of shares held on your behalf in such plan, then, except as otherwise required by law, the plan trustee will vote your shares in the same proportion as the voting instructions that it receives from other participants.

10. What if there is voting on other matters?

We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any matter not described in the proxy statement properly is brought before the meeting, the proxy holders will have the discretion how to vote your shares.

11. How can I attend the annual meeting?

Only stockholders as of the record date (or their proxy holders) may attend the annual meeting. All stockholders seeking admission to the meeting must present photo identification. If you hold your shares in street name (including in the Employee Stock Purchase Plan), to gain admission to the meeting you also must provide proof of ownership of your shares as of the record date. Proof of ownership may be a letter or account statement from your broker, bank or other holder of record. If you need directions to the annual meeting, please call Investor Relations at 973-520-2900.

12. What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.

2019 Proxy Statement	62

13. Who is soliciting my vote and will pay the expenses incurred in connection with the solicitation?

The Board is soliciting your vote. The Company pays the cost of preparing proxy materials and soliciting your vote. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit proxies on our behalf by telephone, mail, electronic or facsimile transmission, in person or by other means of communication. We also have hired D. F. King & Co., Inc. to solicit proxies and for these services we will pay an estimated fee of $13,500, plus expenses.

14. Can I receive annual meeting material via electronic delivery?

We are furnishing this proxy statement and form of proxy and voting instructions in connection with our solicitation of proxies on behalf of the Board for the annual meeting. This proxy statement and the Annual Report are available on our Investor Relations website at www.QuestDiagnostics.com. You can save the Company postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. Your consent to electronic delivery of materials will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

15. Whom should I call with other questions or to obtain a paper copy of this document or the Annual Report on Form 10-K?

If you have additional questions about this proxy statement or the annual meeting or would like additional copies of this document or our 2018 Annual Report on Form 10-K at no charge, please contact Investor Relations, Quest Diagnostics Incorporated, 500 Plaza Drive, Secaucus, New Jersey 07094; email address:

Investor@QuestDiagnostics.com; telephone 973-520-2900. The Company’s main telephone number is 973-520-2700. We will promptly deliver to you the documents that you request.

16. How do I submit a proposal for the 2020 Annual Meeting of Stockholders?

Stockholders intending to present a proposal at the 2020 annual meeting and have it included in the Company’s proxy statement for that meeting must submit the proposal in writing to William J. O’Shaughnessy, Jr., Corporate Secretary, 500 Plaza Drive, Secaucus, New Jersey 07094. We must receive your proposal by the close of business on December 5, 2019.

Stockholders intending to present a proposal at the 2020 annual meeting, but not to include the proposal in the Company’s proxy statement, or to nominate a person for director (other than proxy access nominations, which are discussed below), must comply with the requirements set forth in our by-laws. The by-laws require, among other things, that our Corporate Secretary receive written notice from the record stockholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, the Company must receive notice of such a proposal or nomination for the 2020 annual meeting no earlier than January 15, 2020 and no later than February 14, 2020. The notice must contain the information required by the by-laws, a copy of which is available on our corporate governance website at www.QuestDiagnostics.com or upon request from our Corporate Secretary.

Our Bylaws provide a proxy access right to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to 20% of the Board of Directors or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws. Under our Bylaws, compliant notice of proxy access director nominations for the 2020 annual meeting must be submitted to the Corporate Secretary no earlier than November 5, 2019 and no later than December 5, 2019. The notice must contain the information required by the by-laws, a copy of which is available on our corporate governance website at www.QuestDiagnostics.com or upon request from our Corporate Secretary.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 1, 2019: Our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2018 are available on our Investor Relations website at www.QuestDiagnostics.com.

63	2019 Proxy Statement

Annex A

Reconciliation of Non-GAAP and GAAP Information

As used in this proxy statement the term “reported” refers to measures under the accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP measures as follows: (i) for the purpose of income measures the term “adjusted” refers to operating performance measures that exclude special items such as the effect of changes in tax law on our deferred tax assets (liabilities) and reserves, restructuring and integration charges, excess tax benefit (“ETB”) associated with stock-based compensation and other items; and (ii) the term “adjusted diluted EPS excluding amortization expense” represents the company’s diluted EPS before the impact of special items (described above) and amortization expense.

The non-GAAP adjusted measures included in “Compensation Discussion and Analysis” beginning on page 21 are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The tables below reconcile adjusted measures to GAAP measures.

	Twelve Months Ended December 31,		Increase
	2018	2017	(Decrease)
	(dollars in millions, except per share data)
Adjusted operating income:
Operating income	$1,101	$1,165
Restructuring and integration charges (a)	122	105
Other (b)	2	12
Adjusted operating income	$1,225	$1,282

Adjusted operating income as a percentage of net revenues:
Operating income as a percentage of net revenues	14.6%	15.7%	(110) basis points
Restructuring and integration charges (a)	1.7	1.4
Other (b)	—	0.2
Adjusted operating income as a percentage of net revenues	16.3%	17.3%	(100) basis points

A-1	2019 Proxy Statement

	Twelve Months Ended
	December 31,		Increase
	2018	2017	(Decrease)
	(dollars in millions, except per share data)
Adjusted net income:
Net income attributable to Quest Diagnostics	$736	$772
Restructuring and integration charges (a)	122	106
Other (b)	2	10
Income benefit expense associated with the special items (c)	(30)	(42)
ETB	(18)	(37)
Certain income tax items (d)	(14)	(106)
Adjusted net income	$798	$703

Adjusted diluted EPS excluding amortization expense:
Diluted earnings per common share	$5.29	$5.50	(3.8%)
Restructuring and integration charges (a) (c)	0.66	0.47
Other (b) (c)	0.01	0.07
Amortization expense (e)	0.57	0.40
ETB	(0.13)	(0.27)
Certain income tax benefits (d)	(0.09)	(0.77)
Adjusted diluted EPS excluding amortization expense	$6.31	$5.40	16.7%

(a)	For the twelve months ended December 31, 2018, represents costs primarily associated with workforce reductions, systems conversions and integration incurred in connection with further restructuring and integrating our business. For the twelve months ended December 31, 2017, represents costs primarily associated with systems conversions, integration and workforce reductions incurred in connection with further restructuring and integrating our business.

(b)	For the twelve months ended December 31, 2018, primarily represents costs incurred related to certain legal matters and a loss on the sale of a foreign subsidiary which were partially offset by a gain associated with the decrease in the fair value of the contingent consideration accrual associated with our Mobile Medical Examination Services, LLC acquisition and an insurance claim for hurricane related losses. For the twelve months ended December 31, 2017, primarily represents non-cash asset impairment charges associated with an investment, non-cash asset impairment charges and incremental costs incurred as a result of hurricanes and costs incurred related to certain legal matters, partially offset by a gain on the sale of an interest in an equity method investment.

2019 Proxy Statement	A-2

(c)   For the restructuring and integration charges and other items, income tax impacts, where recorded, were primarily calculated using combined tax rates of 25.5% and 38.7% for 2018 and 2017, respectively. For the twelve months ended December 31, 2017, other items also includes the impact of recording a valuation allowance against certain net operating loss carryforwards in a geography impacted by hurricanes. The following table summarizes the income tax benefit associated with the special items:

	Twelve Months Ended December 31,
	2018	2017
	(dollars in millions)
Restructuring and integration charges	$(31)	$(41)
Other	1	(1)
	$(30)	$(42)

(d)	For the twelve months ended December 31, 2018, represents an income tax benefit associated with a change in a tax return accounting method that enabled the company to accelerate the deduction of certain expenses on its 2017 tax return at the federal corporate statutory tax rate in effect during 2017 partially offset by an income tax expense associated with finalizing the impact of the enactment of TCJA. For the twelve months ended December 31, 2017, represents the net estimated tax benefit associated with the TCJA. The company recorded an estimated net income tax benefit of $106 million in 2017 associated with the TCJA, including a deferred income tax benefit of $115 million primarily due to the remeasurement of net deferred tax liabilities and reserves at the new combined federal and state tax rate, partially offset by $9 million of current tax expense primarily due to the mandatory repatriation toll charge on undistributed foreign earnings and profits.

(e)	Represents the impact of amortization expense on diluted earnings per common share, net of the income tax benefit. The income tax benefit was primarily calculated using combined tax rates of 25.5% and 38.7% for 2018 and 2017, respectively. The pre-tax amortization expense that is excluded from the calculation of adjusted diluted EPS excluding amortization expense is recorded in the company’s statements of operations as follows:

	Twelve Months Ended December 31,
	2018	2017
	(dollars in millions)
Amortization of intangible assets	$90	$74
Equity in earnings of equity method investees, net of taxes	17	16
	$107	$90

A-3	2019 Proxy Statement

Annex B

Amended and Restated Quest Diagnostics Incorporated Employee Long-Term Incentive Plan

(As amended May 14, 2019)

1.	THE PLAN

(a) Purpose. This Amended and Restated Quest Diagnostics Incorporated Employee Long-Term Incentive Plan (the “Plan”) is intended to benefit the stockholders of Quest Diagnostics Incorporated (the “Company”) by providing a means to attract, retain and reward individuals who can and do contribute to the longer term financial success of the Company. Further, the recipients of stock-based awards under the Plan should identify their success with that of the Company’s stockholders and therefore will be encouraged to increase their proprietary interest in the Company.

(b) Effective Date. The original version of the Plan became effective upon its approval by the holders of stock entitled to vote at the Company’s 2005 Annual Meeting of Stockholders (the “Effective Date”).

2.	ADMINISTRATION

(a) General. The Plan shall be administered by an administrator (the “Administrator”) which shall be: (i) in the case of employees that are not executive officers, either the Board of Directors of the Company (the “Board”) or a committee appointed by the Board; or (ii) in the case of employees that are executive officers, a committee appointed by the Board consisting of no less than two of its members, none of whom shall be (or formerly have been) an employee of the Company; provided, however, that, in the case of employees that are not executive officers, notwithstanding any such appointment, from time to time the Board may assume, at its sole discretion, full or partial responsibility for administration of the Plan. In addition, the Board may delegate to a committee consisting of one or more of its members (including any member who is a current or former officer or other employee of the Company) authority concurrent with that of the Administrator to take the actions described in Section 2(b) (any such committee being referred to, collectively with the Administrator, as the “Committee”). Except with regard to awards to employees subject to Section 16 of the Securities Exchange Act of 1934, the Administrator may delegate such responsibilities and powers as it specifies to one or more of its members or to any officer or officers selected by it. Any action undertaken by any such delegee in accordance with the Administrator’s delegation of authority shall have the same force and effect as if undertaken directly by the Administrator. Any such delegation may be revoked by the Administrator at any time.

(b) Award granting authority. The Committee shall have power and authority to:

(i) select individuals (other than executive officers) to receive awards from among those persons eligible to receive awards pursuant to Section 2(d);

(ii) determine the types and terms and conditions of all awards granted, including performance and other earnout and/or vesting conditions and the consequences of termination of employment;

(iii) amend any outstanding award to the extent provided in Section 6(a); and

(iii) determine the extent to which awards may be transferred to eligible third parties to the extent provided in Section 8(a).

(c) Administrative authority. In addition to the powers and authorities described in Section 2(b), the Administrator’s power and authority shall include, but not be limited to, interpreting the provisions of the Plan and awards under the Plan and administering the Plan in a manner that is consistent with its purpose. The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Administrator’s decision in carrying out the Plan and its interpretation and construction of any provisions of the Plan or any award granted or agreement or other instrument executed under it shall be final and binding upon all persons. No members of the Board, the Committee, the Administrator or any individual to whom the Administrator has delegated any responsibilities or powers in accordance with Section 2(a) shall be liable for any action, omission or determination made in good faith in administering the Plan or in making, or refraining from making, awards hereunder.

B-1	2019 Proxy Statement

(d) Eligible Persons. Awards may be granted to any employee of the Company or of (i) any corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power) or (ii) any other corporation (or partnership or other enterprise) in which the Company, directly or indirectly, has at least a 20% equity or similar interest and whose employees the Administrator designates as eligible to receive awards under the Plan. An individual’s status as an administrator of the Plan pursuant to authority delegated under Section 2(a) will not affect his or her eligibility to receive awards under the Plan.

(e) Award Prices. Except for awards made in connection with the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity (“Substitute Awards”), all awards denominated or made in Shares shall use as the per Share price an amount equal to or greater than the Fair Market Value (as defined herein) of the Shares on the date of grant. For purposes of the Plan, “Fair Market Value” means, unless the Administrator determines otherwise, the mean of the high and low selling prices of a share of the Common Stock of the Company (“Share”) on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Shares) on the date the award is granted, or if Shares are not traded on such date, the mean of the high and low selling prices on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Shares) on the next preceding day on which such Shares were traded. With respect to Substitute Awards, the per Share price, if less than the Fair Market Value of the Shares on the date of the award, shall be determined so that the excess of the aggregate intrinsic value of the Substitute Award, determined immediately after the transaction giving rise to the substitution or assumption of the predecessor award, does not exceed the aggregate intrinsic value of such predecessor award, determined immediately before such transaction, and such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange or other principal stock exchange on which the Shares are then listed and Section 409A or Section 424 of the Internal Revenue Code (the “Code”), as applicable.

(f) No Repricing. Except as provided for in Section 3(f), the per Share exercise price of any stock option or stock appreciation right may not be decreased after the grant of the award, and a stock option or stock appreciation right may not be surrendered as consideration in exchange for cash, the grant of a new stock option or stock appreciation right with a lower per Share exercise price or the grant of a stock award, without stockholder approval.

(g) Minimum Vesting Requirement. Except in the case of a Substitute Award made in replacement of an award that is already vested or scheduled to vest in less than one year from the date of grant of such Substitute Award, no more than 5% of the shares of Common Stock authorized for issuance under the Plan pursuant to Section 3(a) (as it may be adjusted pursuant to Section 3(f)) may be granted pursuant to awards that vest in less than one year following the date of grant.

3.	SHARES SUBJECT TO THE PLAN AND ADJUSTMENTS

(a) Maximum Shares Available for Delivery. Subject to adjustments under Section 3(f), the maximum number of Shares that may be delivered to participants and their beneficiaries in respect of awards made under the Plan after February 20, 2019 shall be equal to 11,117,884 Shares. For awards made on or after the date of the Company’s 2012 annual meeting of stockholders, any Shares covered by awards granted pursuant to Section 4(b) or Section 4(c) shall be counted against the foregoing limit on the basis of one Share for every Share subject to the award, and any Shares covered by awards granted pursuant to Section 4(d) shall be counted against such limit on the basis of 2.65 Shares for every Share subject to the award.

(b) Any Shares delivered under the Plan which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new awards granted under the Plan. Any Shares covered by an award (or portion of an award) granted under the Plan which are forfeited or canceled, expire or are settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Any Shares that become available for delivery under the Plan pursuant to the two preceding sentences and that were subject to awards made on or after the date of the Company’s 2012 annual meeting of stockholders shall be added back as one Share if such Shares were subject to an award granted pursuant to Section 4(b) or Section 4(c), and as 2.65 Shares if such Shares were subject to an award granted pursuant to Section 4(d). For purposes of determining the number of shares that remain available for issuance under the Plan, (i) any Shares that are tendered by a participant or withheld by the Company to pay the exercise price of an award or to satisfy the participant’s tax withholding obligations in connection with the exercise or settlement of an award and (ii) all of the Shares covered by a net share-settled stock option or a stock-settled stock appreciation right to the extent exercised, shall be deemed delivered pursuant to the Plan and shall not be available for delivery pursuant to new awards under the Plan. In addition, Shares

2019 Proxy Statement	B-2

repurchased on the open market with the proceeds of the exercise price of an award shall not be added to the number of Shares available for delivery pursuant to new awards under the Plan. The Shares delivered under the Plan may be authorized and unissued shares or shares held in the treasury of the Company, including shares purchased by the Company (at such time or times and in such manner as it may determine).

(c) Substitute Awards. Shares issued under the Plan through the settlement, assumption or substitution of Substitute Awards or, to the extent permitted by the rules of the New York Stock Exchange (or other stock exchange as shall be the principal public trading market for the Shares), awards granted over Shares available as a result of the Company’s assumption of an acquired entity’s plans in corporate acquisitions and mergers shall not reduce the maximum number of Shares available for delivery under the Plan or the maximum number of Shares that may be delivered in conjunction with awards granted pursuant to Section 4(d).

(d) Other Plan Limits. Subject to adjustment under Section 3(f), the following additional maximums are imposed under the Plan. The maximum aggregate number of Shares that may be covered by awards granted to any one individual during any fiscal year of the Company pursuant to Sections 4(b) and 4(c) shall not exceed 2,000,000 Shares. The maximum aggregate number of Shares that may be covered by awards granted to any one individual during any fiscal year of the Company pursuant to Section 4(d) shall not exceed 1,000,000 Shares. The full number of Shares available for delivery under the Plan may be delivered pursuant to incentive stock options under Section 422 or any other similar provision of the Code, except that in calculating the number of Shares that remain available for awards of incentive stock options, the rules set forth in Section 3(a) shall not apply to the extent not permitted by Section 422 of the Code.

(e) Payment Shares. Subject to the overall limitation on the number of Shares that may be delivered under the Plan, available Shares may be used as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company.

(f) Adjustments for Corporate Transactions. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, demerger, consolidation, split-up, spin-off, combination or exchange of shares, or any similar change affecting the Shares, or in the event the Company pays an extraordinary cash dividend, (i) the number and kind of shares which may be delivered under the Plan pursuant to Sections 3(a) and 3(d); (ii) the number and kind of shares subject to outstanding awards; and (iii) the exercise price of outstanding stock options and stock appreciation rights shall be appropriately adjusted consistent with such change in such manner as the Administrator may deem equitable to prevent substantial dilution or enlargement of the right granted to, or available for, participants in the Plan; provided, however, that no such adjustment shall be required if the Administrator determines that such action could cause a stock option or stock appreciation right to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code (“Section 409A”) or otherwise could subject a participant to any interest or additional tax imposed under Section 409A in respect of an outstanding award. Similar adjustments may be made in situations where the Company assumes or substitutes for outstanding awards held by employees and other persons of an entity acquired by the Company.

4.	TYPES OF AWARDS

(a) General. An award may be granted singularly, in combination with another award(s) or in tandem whereby exercise or vesting of one award held by a participant cancels another award held by the participant. Subject to the limitations of Section 2(f), an award may be granted as an alternative or successor to or replacement of an existing award under the Plan or under any other compensation plan or arrangement of the Company, including the plan of any entity acquired by the Company. The types of awards that may be granted under the Plan include:

(b) Stock Option. A stock option represents a right to purchase a specified number of Shares during a specified period at a price per Share which is no less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the award. A stock option may be intended to qualify as an incentive stock option under Section 422 or any other similar provision of the Code or may be intended not to so qualify. Each stock option granted on or after the Effective Date shall expire on the applicable date designated by the Committee but in no event may such date be more than ten years from the date the stock option is granted. The Shares covered by a stock option may be purchased by means of a cash payment or such other means as the Administrator may from time-to-time permit, including (i) tendering (either actually or by attestation) Shares valued using the market price on the date of exercise, (ii) authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; (iii) a net share settlement procedure or through the withholding of Shares subject to the stock option valued using the market price on the date of exercise; or (iv) any combination of the above.

B-3	2019 Proxy Statement

(c) Stock Appreciation Right. A stock appreciation right is a right to receive a payment in cash, Shares or a combination thereof, equal to the excess of the aggregate market price on the date of exercise of a specified number of Shares over the aggregate exercise price of the stock appreciation right being exercised. The longest period during which a stock appreciation right granted on or after the Effective Date may be outstanding shall be ten years from the date the stock appreciation right is granted. The exercise price of a stock appreciation right shall be no less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the award.

(d) Stock Award. A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future. Each stock award shall be earned and vest over such period and shall be governed by such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for stock awards may include, without limitation, one or more of the following: operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, cost/expense management, shareholder return and/or value, stock price, return on invested capital, cash flow, customer attrition, productivity, workforce diversity, employee satisfaction, individual executive performance, customer service and quality metrics. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement may exclude, without limitation,: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax assets and liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the effect of changes in accounting standards; the cumulative effect of changes in accounting principles; the effect of dispositions of companies or businesses; charges related to the acquisition and integration of companies or businesses; and any items excluded from the calculation of ordinary income (or loss) determined in accordance with generally accepted accounting principles (which may include, without limitation, extraordinary items or significant unusual or infrequently occurring items) and/or described in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

5.	AWARD SETTLEMENTS AND PAYMENTS

(a) Dividends and Dividend Equivalents. Awards of stock options and stock appreciation rights shall not include any right to receive dividends or dividend equivalent payments in respect of Shares underlying the award; provided, however, that Shares delivered upon exercise of stock options and stock appreciation rights shall, from the date of delivery, have the same dividend rights as other outstanding Shares. A stock award pursuant to Section 4(d) may include the right to receive dividends or dividend equivalent payments which may be paid either currently or credited to a participant’s account. Any such crediting of dividends or dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including vesting conditions and the reinvestment of such credited amounts in Share equivalents, and, in the case of any award subject to the achievement of performance goals, such dividends or dividend equivalents shall be paid only if, and to the extent that, such performance goals are satisfied.

(b) Payments. Awards may be settled through cash payments, the delivery of Shares, the granting of awards or combination thereof as the Committee shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Share equivalents. It is intended that any such settlement or deferral shall be implemented in a manner and this Plan shall be interpreted and administered so as to comply with Section 409A and any applicable guidance issued thereunder in order to avoid the imposition of any interest or additional tax on an employee under Section 409A in respect of any award.

(c) Effect of Termination of Employment. The applicable award agreement shall provide for the extent to which a participant shall vest in or forfeit an award following the participant’s termination of employment and, with respect to stock options and stock appreciation rights, the extent to which a participant shall have the right to exercise the stock option or stock appreciation right following termination of employment. Such provisions shall be determined by the Administrator in its sole discretion, need not be uniform among all award agreements, and may reflect distinctions based on the reasons for termination.

2019 Proxy Statement	B-4

6.	PLAN AMENDMENT AND TERMINATION

(a) Amendments. The Board may amend this Plan and the Committee may amend any outstanding award in such manner as it deems necessary and appropriate to better achieve the Plan’s purpose; provided, however, that (i) except as provided in Section 3(f), (a) the Share and other award limitations set forth in Sections 3(a) and 3(d) cannot be increased and (b) the minimum stock option and stock appreciation right exercise prices set forth in Sections 2(e), 4(b) and 4(c) cannot be changed unless such a plan amendment is properly approved by the Company’s stockholders, and (ii) no such amendment shall, without a participant’s consent, materially adversely affect a participant’s rights with respect to any outstanding award. Notwithstanding the foregoing, no action taken by the Committee (x) to settle or adjust an outstanding award pursuant to Section 3(f) or (y) to modify an outstanding award to avoid, in the reasonable, good faith judgment of the Company, the imposition on any participant of any tax, interest or penalty under Section 409A, shall require the consent of any participant.

(b) Plan Suspension and Termination. The Board may suspend or terminate this Plan at any time. However, in no event may any awards be granted under the Plan after the date of the 2027 Annual Meeting of Stockholders. Any such suspension or termination shall not of itself impair any outstanding award granted under the Plan or the applicable participant’s rights regarding such award.

7.	CHANGE IN CONTROL

(a) Administrator Determinations. Notwithstanding any provisions of this Plan to the contrary, the Administrator may, in its sole discretion, at the time an award is made hereunder or at any time prior to, coincident with or after the time of a Change in Control (as hereinafter defined):

(i) provide for the adjustment of any performance conditions as the Administrator deems necessary or appropriate to reflect the Change in Control;

(ii) provide that upon termination of a participant’s employment as a result of the Change in Control, any time periods or other conditions relating to the vesting, exercise, payment or distribution of an award will be accelerated or waived;

(iii) provide for the purchase of any awards from a participant whose employment has been terminated as a result of a Change in Control for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such award been currently exercisable or payable; or

(iv) cause the awards outstanding at the time of a Change in Control to be assumed, or new rights substituted therefore, by the surviving entity or acquiring entity in the transaction (or the surviving or acquiring entity’s parent company) or, if the Company is not the surviving entity following the Change in Control and the surviving or acquiring entity (or its parent company) does not agree to assume the Company’s obligations with respect to any awards under the Plan or to replace those awards with new rights of substantially equivalent value (as determined by the Administrator), to cause such awards to vest immediately prior to the Change in Control in such a manner that will enable the participant to participate in the Change in Control with respect to the shares issuable upon vesting, exercise, payment or distribution of such awards on the same basis as other holders of the Company’s outstanding Common Stock.

For purposes of sub-paragraphs (ii) or (iii) above, any participant whose employment is terminated by the Company (including any surviving entity or successor to the Company following a Change in Control) other than for “cause,” or by the participant for “good reason” (each as defined in the applicable award agreement), upon or within two years following a Change in Control shall be deemed to have been terminated as a result of the Change in Control. Except as provided in this Section 7(a), and notwithstanding any other provisions of the Plan or an award agreement to the contrary, the vesting, payment, purchase or distribution of an award may not be accelerated by reason of a Change of Control for any participant unless the Participant’s employment terminates as a result of the Change of Control.

(b) Definition. A “Change in Control” shall be deemed to occur if and when:

(i) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) The individuals who, as of the date of grant, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual (other than any

B-5	2019 Proxy Statement

individual whose initial assumption of office is in connection with an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934)) becoming a director subsequent to the date of grant of an award, whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual was a member of the Incumbent Board; or

(iii) The Company consummates any of the following transactions that are required to be approved by shareholders: (a) a transaction in which the Company ceases to be an independent publicly owned corporation, or (b) the sale or other disposition of all or substantially all of the Company’s assets, or (c) a plan of partial or complete liquidation of the Company.

8.	MISCELLANEOUS

(a) Assignability. No Award granted under the Plan shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided, however, that the Committee may permit transfers as gifts to family members or to trusts or other entities for the benefit of one or more family members on such terms and conditions as it shall determine; and, provided, further, that unless permitted by applicable regulations under the Code or other Internal Revenue Service guidance, the Committee may not permit any such transfers of incentive stock options. During the lifetime of a participant to whom incentive stock options were awarded, such incentive stock options shall be exercisable only by the participant.

(b) No Individual Rights. The Plan does not confer on any person any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or to perform services for the Company, any subsidiary or related entity. The right to terminate the employment of or performance of services by any Plan participant at any time and for any reason is specifically reserved to the employing entity.

(c) Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or beneficiary of a participant. To the extent any person holds any obligation of the Company by virtue of an award granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Company and accordingly shall not confer upon such person any right, title or interest in any assets of the Company.

(d) Use of Proceeds. Any proceeds from the sale of shares under the Plan shall constitute general funds of the Company.

(e) Other Benefit and Compensation Plans. Unless otherwise specifically determined by the Administrator, settlements of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance Plan. Further, the Company may adopt any other compensation plans or arrangements as it deems appropriate.

(f) No Fractional Shares. Unless otherwise determined by the Administrator, no fractional Shares shall be issued or delivered pursuant to the Plan or any award, and the Administrator shall determine whether any fractional Share shall be rounded up or rounded down to the nearest whole Share, whether cash shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled.

(g) Governing Law. The validity, construction and effect of the Plan and, except as otherwise determined by the Administrator, any award, agreement or other instrument issued under the Plan, shall be determined in accordance with the laws of the State of New Jersey applicable to contracts entered into and performed entirely within the State of New Jersey (without reference to its principles of conflicts of law).

2019 Proxy Statement	B-6

MI8323

Corporate Election Services P. O. Box 3230 Pittsburgh, PA 15230

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET, OR RETURN THIS CARD AFTER SIGNING AND DATING IT.

Submit your proxy by Telephone	Submit your proxy by Internet	Submit your proxy by Mail
Toll-free via touch-tone phone:	Go to	Return your proxy
1-888-693-8683	www.cesvote.com	in the postage-paid
Have your proxy card and follow	Have your proxy card and follow	envelope provided.
instructions.	instructions.

IMPORTANT

Your vote must be received by 11:59 p.m. EDT on May 13, 2019, to be counted in the final tabulation, except for participants in the Quest Diagnostics employee benefit plan. If you are a participant in the Quest Diagnostics employee benefit plan, your vote must be received by 6:00 a.m. EDT on Friday, May 10, 2019, to be counted in the final tabulation.

è

ê If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. ê

The Quest Diagnostics Board of Directors recommends a vote FOR the nominees listed below.

1. Election of Directors		FOR	AGAINST	ABSTAIN
(1)	Vicky B. Gregg	☐	☐	☐
(2)	Timothy L. Main	☐	☐	☐
(3)	Denise M. Morrison	☐	☐	☐
(4)	Gary M. Pfeiffer	☐	☐	☐
(5)	Timothy M. Ring	☐	☐	☐
(6)	Stephen H. Rusckowski	☐	☐	☐
(7)	Daniel C. Stanzione	☐	☐	☐
(8)	Helen I. Torley	☐	☐	☐
(9)	Gail R. Wilensky	☐	☐	☐

The Quest Diagnostics Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

2.	An advisory resolution to approve the executive officer compensation disclosed in the Company’s 2019 proxy statement

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of the appointment of our independent registered public accounting firm for 2019

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approval of an amendment to the Amended and Restated Employee Long-Term Incentive Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature(s):	Date:	, 2019

IMPORTANT – Please sign exactly as imprinted (do not print). When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder must sign.

Notice of 2019 Annual Meeting of Stockholders

QUEST DIAGNOSTICS INCORPORATED

500 Plaza Drive

Secaucus, New Jersey

May 14, 2019, 10:30 a.m. local time

At the meeting we will act on the following proposals:

•	the election of nine directors;
•	an advisory resolution to approve the executive officer compensation disclosed in the Company’s 2019 proxy statement;
•	ratification of the appointment of our independent registered public accounting firm for 2019;
•	approval of an amendment to the Amended and Restated Employee Long-Term Incentive Plan; and
•	such other business as may properly come before the meeting or any adjournment or postponement thereof.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

If you are a record holder of shares, you have the option to access future stockholder communications (e.g., annual reports, proxy statements and related proxy materials) over the Internet instead of receiving those documents in print. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. To give your consent to access materials electronically, follow the prompts when you submit your proxy by telephone or over the Internet, or contact Computershare, our transfer agent and registrar, using the contact details below.

STOCKHOLDER INFORMATION

If you are a stockholder of record and have questions regarding your Quest Diagnostics Incorporated stock, you may contact our transfer agent and registrar as follows:

Computershare

P.O. Box 505000

Louisville, KY 40233-5000

Toll free telephone 800-622-6757

Email address: web.queries@computershare.com

ê If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. ê

QUEST DIAGNOSTICS INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael E. Prevoznik, William J. O’Shaughnessy, Jr. and Elena H. Radine, and each of them, proxies with full power of substitution, to represent and to vote on behalf of the undersigned all the shares of common stock of Quest Diagnostics Incorporated that the undersigned is entitled in any capacity to vote if personally present at the 2019 Annual Meeting of Stockholders to be held on Tuesday, May 14, 2019, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse side of this proxy card and with the same effect as though the undersigned were present in person and voting such shares. Each of the proxies is authorized in his discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may come before the meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF QUEST DIAGNOSTICS INCORPORATED WITH RESPECT TO EACH PROPOSAL.